SECURITIES AND EXCHANGE COMMISSION
               WASHINGTON, DC 20549

             Form SB-2 Registration Statement
            Under the Securities Act of 1933

                Pricester.com, Inc.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   Nevada                                            41-2137356
(State or other jurisdiction     (Primary Standard                          (I.R.S. Employer
   of incorporation or         Industrial Classification                     Identification
     organization)                    Code Number)                                Number)

                                                  Joe Puentes
  3900 Hollywood Blvd.                         3900 Hollywood Blvd.
       Suite 203                                   Suite 203
  Hollywood, FL 33021                          Hollywood, FL 33021
      954-272-1200                               954-272-1200
 (Address, and telephone number                                (Name, address and telephone number
  of principal executive offices)                                   of agent for service)

                  Copies to:
            Ms. Jody Walker ESQ.
           7841 South Garfield Way
            Centennial, CO 80122
     Phone 303-850-7637 Fax 303-220-9902

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

        CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF   AMOUNT     PROPOSED     PROPOSED      AMOUNT OF
SECURITIES TO BE         BEING      MAXIMUM      MAXIMUM      REGISTRATION
REGISTERED               REGISTERED OFFER PRICE  AGGREGATE      FEE
                                    PER SHARE(1) OFFER PRICE(1)
Common Stock     1,044,620    $5.00     $5,223,100   $614.76
                ----------            ------------   -------
Total            1,044,620    $5.00     $5,223,100   $614.76

(1) Estimated solely for purposes of determining the registration fee. The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting in accordance with Section 8(a), may determine.

Preliminary Prospectus Dated December 20, 2004
SUBJECT TO COMPLETION

                      1,044,620 common shares
                  on behalf of selling security holders

                        PRICESTER.COM, INC.
                       A Nevada corporation

The selling shareholders will sell their common shares at $5.00 per common shares until our common shares are quoted on the OTC bulletin board. Thereafter, the common shares may be priced at prevailing market prices or privately negotiated prices.

The selling security holder offering will commence on the effective date of this prospectus and will terminate on or before December 31, 2005.

We will not receive any proceeds from the sale of any of these common shares.

Our common stock is not currently quoted on any exchange or on the OTC Electronic Bulletin Board.

Consider carefully the risk factors beginning on page 5 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or
complete.   Any representation to the contrary is a criminal offense.
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed
with the Securities and Exchange Commission is effective.   This
prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  TABLE OF CONTENTS

Prospectus summary                                                   5
Risk factors                                                         5
   -  We cannot offer any assurance as to our future financial results

   -  Our auditors have expressed a going concern opinion
   -  We are dependent on Joe Puentes and other key management
   -  We do not have a public market for our securities
   - The initial price of $5.00 may have little or no relationship to market price
   - Future sales by our stockholders could cause the stock price to decline
   - Any interruption in our system would result in a decrease in revenue
   - Government regulation of the internet and e-commerce could have a negative effect on our profitability
   - We may not be able to adequately protect our intellectual property rights
   -  We could be liable for breaches of security on our website
   -  We may be subject to product liability claims
   -  Your vote will not affect the outcome of any shareholder vote
   - We do not meet the requirements for our stock to be quoted on NASDAQ
   -  We plan to expand our business
   -  Our inability to further develop a customer base
   - Pricester Nevada's cash balances in banks and brokerage firms may exceed the insurance limits
   -  Our operating results could fluctuate significantly
   -  Our major competitors could negatively impact our revenues
   - New competitors could seize our product ideas and e-commerce business model
   - Tradional competitors could have a negative effect on our ability to generate revenues
   - The selling shareholders may have liability because of their status as underwriters

Forward Looking Statements                                          10
Business                                                            10
Use of proceeds                                                     22
Dividend policy                                                     22
Management's discussion and analysis of financial
  Condition and Results of operations.                              22
Management                                                          26
Security Ownership of Certain Beneficial
   Owners and Management                                            30
Certain Relationships and Related Transactions                      32
Determination of Offering Price                                     33
Description of capital stock                                        33
Shares eligible for future sale                                     33
Plan of distribution and selling stockholders                       34
Disclosure of Commission position on indemnification
     for Securities Act liabilities                                 37


Market for common equity and related stockholder matters            37
Changes In and Disagreements with Accountants                       38
Experts                                                             38
Legal matters                                                       38
Legal Proceedings                                                   38
Where you can find more information                                 38
Financial Statements                                                40

                Prospectus Summary

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 4
and the financial statements.   The discussions assume completion of
the merger.

Operations.             Pricester Nevada is a blank check company that
has not had any operations since inception.

Pricester Florida is a development stage
company and has a lack of revenues.   Pricester
Florida is an e-commerce website that enables any business of any size or individual to establish a fully functional online retail presence with no upfront costs or investment - or in-house technical skill.

Pricester Nevada common
stock outstanding               1,044,620

Pricester Nevada common
stock to be outstanding
after the Merger               22,307,120

Common shares to be resold
By selling stockholders         1,044,620
- - -
Market for our
   common stock.        Our common stock is not quoted on an exchange
or on the OTC Bulletin Board.  We cannot
provide any assurance that an active market in
our common stock will develop.   We intend to
quote our common shares on the OTC Bulletin
Board.

                 Risk Factors

Pricester Florida's business is subject to numerous risk factors, including the following.

1. We cannot offer any assurance as to our future financial results. You may lose your entire investment.

Neither Pricester Nevada or Pricester Florida have received substantial income from operations to date and future financial results are
uncertain.   We cannot assure you that subsequent to the merger,
Pricester Nevada can operate in a profitable manner. To date, Pricester Nevada has an accumulated deficit of $(7,250) as of September 30, 2004 and Pricester Florida has an accumulated deficit of ($1,543,567).

Even if after the merger, Pricester Nevada obtains future revenues sufficient to expand operations, increased production or marketing expenses would adversely affect liquidity of Pricester Nevada.

2.   Our auditors have expressed a going concern issue that notes
Pricester Florida's need for capital and/or revenues to survive as a business. You may lose your entire investment.

Our auditors have expressed reservations concerning our ability to continue as a going concern. We have not yet received any substantial
revenues and will continue to incur losses.   You may lose your entire
investment.

3. We are dependent on Joe Puentes and other key management personnel. The failure to attract and retain the necessary personnel could have a materially adverse effect on our business, operations and financial condition.

Our success is dependent upon, among other things, the services of Joe Puentes, CEO, president and director. The loss of Mr. Puentes's services, for any reason, could have a material adverse effect on our business, operations and financial condition. We do not have key-man life insurance policy for Mr. Puentes. The expansion of our business will place further demands on existing management and future growth. Profitability will depend, in part, on our ability to hire and retain the necessary personnel to operate our business. There is no certainty that we will be able to identify, attract, hire, train, retain and motivate other highly skilled technical, administrative, managerial, marketing and customer service personnel. Competition for such personnel is intense and there is no certainty that we will be able to successfully attract, integrate or retain sufficiently qualified personnel. The failure to attract and retain the necessary personnel could have a materially adverse effect on our business, operations and financial condition.

4. We do not have a market in our securities. If our common stock has no active trading market, you may not be able to sell your common shares at all.

We do not have a public market for our common shares. We have not yet applied for listing on the OTC Bulletin Board. We cannot assure you that a public market will ever develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

5. The initial prices of $5.00 may have little or no relationship to the market price, if any of our common stock

The offering price of our common stock was arbitrarily determined
without regard to book value or market value.   There may be little or
no relationship between the initial prices of $5.00 and the market
price.   You may lose your entire investment.

6. Future sales by our stockholders could cause the stock price to decline.

In the future, Pricester Nevada may issue equity and debt securities. Any sales of additional common shares may have a depressive effect upon the market price of Pricester Nevada's common stock causing the stock price to decline.

7. Any interruption in our system would result in a decrease in revenue.

Our ability to generate revenues is dependent on the smooth operation
of our system.   In the event of equipment failure, power failures or
natural disasters such as acts of God, our network infrastructure could suffer a temporary interruption in service. Any interruption in service will negatively affect our ability to generate revenue and be profitable.

8. Government regulation of the Internet and e-commerce could have a negative effect on our profitability.

There may be future government regulation of the Internet and e-
commerce in an effort to fight spam or to impose a sales tax on any
items sold through the internet or e-commerce.   These regulations
could have a negative effect on our profitability.

9. We may not be able to adequately protect our intellectual property rights.

Although we have filed a provisional patent on our system, we may not be able to adequately protect our intellectual property rights even if
a patent is obtained.   Use of our intellectual property by competitors
could have a negative effect on our profitability.

10. We could be liable for breaches of security on our website and fraudulent activity of users

We will require private information from our customers over the
Internet.   We cannot assure you that we will be successful in
protecting that information.   We may incur legal costs and other
related costs in defending ourselves against any liability for the
failure to protect this type of information.   Any litigation would
have a negative effect on our profitability.

11. We may be subject to product liability claims if people are harmed by products sold through our program

Even though we only facilitate sales transactions, we may be subject to
product liability claims.   If customers are harmed by the products
sold through our program, our profitability could be negatively effected by the costs involved in product liability claims.

12. Your vote will not affect the outcome of any shareholder vote since our officers and directors control approximately 75.24% of our outstanding stock directly and an additional 10.76% of our outstanding stock indirectly.

Upon the completion of this offering, our officers and directors will control approximately 75.24% of our outstanding stock directly and an
additional 10.76% of our outstanding stock indirectly.    For instance,
our officers and directors will be able to control the outcome of all stockholder votes, including votes concerning director elections, charter and by-law amendments and possible mergers, corporate control contests and other significant corporate transactions.

13. We do not meet the requirements for our stock to be quoted on NASDAQ and even though we intend to quote our stock on the OTC Bulletin Board, the tradability in our stock will be limited under the penny stock regulation.

The liquidity of Pricester Nevada's common stock would be restricted even after public listing if the company's common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of the company's common stock on the OTC Bulletin Board is below $5.00 per share, the company's common stock will come within the definition of a "penny stock." As a result, it is possible that Pricester Nevada common stock may become subject `to the "penny stock" rules and
regulations.   Broker-dealers who sell penny stocks to certain types of
investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:
   - Make a suitability determination prior to selling penny stock to the purchaser;
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

14. Our inability to further develop a customer base would negatively affect our profitability.

We cannot assure you that our products and e-commerce website will attain a degree of market acceptance to develop a customer base on a sustainable basis. As a result, we may not generate revenues sufficient for sustained profitable operations.

15.   Pricester Nevada's cash balances in banks and brokerage firms may
exceed the insurance limits.   Our liquidity may be negatively affected
if these institutions should fail.

Pricester Nevada will maintain cash balances in banks and brokerage firms. Balances are insured up to $100,000 by the Federal Deposit Insurance Corporation. At times, balances may exceed such insurance
limits.   Our liquidity may be negatively affected if these
institutions should fail.

16. Our operating results could fluctuate significantly due to a negative trend in consumer preferences and spending.

Purchasing patterns of customers may vary.   We cannot assure you that
we will be successful in marketing any of our products or that the revenues from the sale of these products will be sufficient for profitability.

17. Our major competitors could negatively impact our revenues due to their large customer base and market recognition.

There are various competitors who allow vendors to sell their items online including Yahoo, Amazon and Ebay. Although most charge ongoing fees including monthly fees and transaction fees, they have an established customer base and instant market recognition.

We have not yet generated any revenue from our business model compared to significant revenue generated by these competitors.

18.  New competitors could seize our product ideas and e-commerce business model and produce competing web sites with similar product
matrixes.   Our ability to generate revenue could be negatively
affected by increased competition.

If new competitors seized our product ideas and e-commerce business model and produced competing web sites with similar product matrixes. Our ability to generate revenue would be negatively affected.
Additionally, these new competitors could be better capitalized and capture a larger market share of our intended market.

19. Traditional competitors could have a negative effect on our ability to generate revenues.

We face competition from traditional retailers and wholesalers.   If
consumers choose not to purchase their products through the internet, our ability to generate revenues will be negatively affected.

20.   The selling shareholders may have liability because of their
status as underwriters.   They may sue us if there are any omissions or
misstatements in the registration statement that subject them to civil liability.

Under the Securities Act of 1933, the selling security holders will be considered to be underwriters of the offering. The selling security holders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by selling security holders if omissions or misstatements result in civil liability to them.

                  Forward Looking Statements

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of
strategy that involve risks and uncertainties.   We have made the
forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of Pricester Nevada and Pricester Florida, and results achieved during the period covered by any particular projections and other forward-looking statements, should not be regarded as a representation by Pricester Nevada and Pricester Florida, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

                              Business

Pricester Nevada, was originally incorporated in the state of Nevada on
March 19, 1998 under the name Business Advantage No. 22, Inc.   Due to
non-filing of annual reports, the corporate charter of Business
Advantage No. 22, Inc. was revoked.   In June 2004, Business Advantage
No. 22, Inc. was reinstated.    On June 3, 2004, Business Advantage No.
22, Inc. entered into an Agreement and Plan of Reorganization with Pricester Florida to merge Pricester Florida into Business Advantage
No. 22, Inc.    On June 4, 2004, in anticipation of the merger, the
name of Business Advantage No. 22, Inc. was changed to Pricester.com,
Inc.

Pursuant to the Agreement and Plan of Reorganization, shareholders of Pricester Florida will receive 21,262,250 common shares of Business Advantage No. 22, Inc. in exchange for their common shares. Pricester Nevada, formerly Business Advantage No. 22, Inc. will be the surviving
corporation.   The 21,262,250 common shares are being registered in
this registration statement.   Upon the effective date of this
registration statement, the articles of merger will be filed with the
states of Nevada and Florida.   The business purposes of this
transaction were to acquire a greater shareholder base and further the relationship with Dennis Jordan, the majority shareholder of Pricester Nevada, to utilize his services and assistance in becoming a public company.

In conjunction with the merger transaction, Pricester Florida entered into an agreement with Taking a Company Public, an entity controlled by
Dennis Jordan.   These services include advisement in all
administrative, legal and financial aspects of going public.   Pursuant
to the agreement, Taking a Company Public will receive consulting fees
of $80,000 of which $30,000 has been paid to date.   The agreement is
on an as needed basis with no specific termination date.

Neither Pricester Nevada or Pricester Florida has paid consulting fees, finder's fees or any other fees in exchange for services related to the reorganization.

Pricester Nevada will be the acquirer for legal purposes and Pricester
Florida corporation will be the acquirer for accounting purposes.   The
transaction will be accounted for as a recapitalization with no recognition of goodwill and other intangibles.

Pricester Nevada
Pricester Nevada is a blank check company and has not had any operations or received any revenues since inception.

Pricester Florida
Since inception (April 19, 2001), Pricester Florida has been developing
its e-commerce business model.   Pricester Florida currently operates
Pricester.com which is an e-commerce website that enables any business of any size or individual to establish a fully functional online retail presence with no upfront costs or investment - or in-house technical skill. Pricester.com is an Internet marketplace which allows vendors to host their website with product and service listings and promote them to a global community 24 hours a day through the Pricester network. Additionally, Pricester.com allows consumers to search for products and services that are listed on our network and locate
vendors, purchase items, post bids or trade items.   Pricester Florida
currently has over 12,009 members of which 3,735 have setup websites.

We average over 90,000-100,000 visitors a month and over 3,000,000 page hits per month primarily from the United States. The current system only supports United States currency.

Members must comply with our site's terms and conditions or their listings can be revoked and repeated offenders could be banned from the site indefinitely.

For the retailers, service businesses and individual collectors and hobbyists in the United States without a web presence through which they can sell their products or services online, Pricester Florida, headquartered in Hollywood, Florida, offers an affordable, easily
implemented solution.   Setting up a retail website involves many
complex tasks that have to be bought, often at considerable cost from outside vendors unless the retailer possessed the required array of diverse technical skills or software. For most small businesses and individuals, as well as many medium sized companies, programming tasks and the costs associated with creating a retail website have been overwhelming and easily outweighed any potential additional business that could be realized online. Or they had to sell their merchandise through fee-based sites like Ebay and Yahoo.

American consumers in the final quarter of 2003, the busiest retail period of the year, spent $17.2 billion buying goods online. Based on recent U.S. Census Bureau statistics, this seemingly large figure represents a miniscule 1.9 percent of total U.S. retail sales for the
period.   Based on in-house research, virtually all major retailers, from the major department store companies to electronic and apparel retailers, maintain a presence online with easy-to-use, comprehensive web shopping sites, small, owner-operated businesses, the largest component of America's retail industry, have a minor presence on the
web.   We believe the likely reason is that establishing a fully
functional e-commerce website on which:

     -   merchandise can be viewed and selected,
     -   shopping carts filled,
     -   credit card transactions executed,
     -   orders automatically confirmed,
     -   shipping tracked, and
     -   returns authorized and recorded,

is a complicated and costly endeavor.

The Pricester Florida website allows any business or aspiring business person, even a hobbyist with a handful of items to sell, to set up a customized, fully functional retail outlet without having to incur the expense of:
     -   website design,
     -   hosting fees or monthly subscription fees
     -   and programming costs.

Through the Pricester.com website, all these tasks can be accomplished by anyone with a personal computer, an Internet connection and something to sell online.

An entire functioning retail site can be set up on Pricester.com using the site's array of menu driven, user-friendly website construction
tools.   Pricester.com will provide the new "e-tailer" with everything an e-commerce site needs to execute and process orders, including:
     -   integration of a payment system,
     -   customer order tracking and
     -   authorized returns.

The Pricester.com site will also calculate shipping costs via an array of alternative shipping methods and carriers. All the e-tailer has to do is fulfill the order by shipping the goods to the customer.

For the businessperson or individual hobbyist too busy to bother even with the ease of the Pricester.com site construction wizard, Pricester.com website designers will create a fully functional retail site for them for a nominal $199 charge. If a vendor already has a recognizable or valuable domain name, it can use that address or an existing website page to seamlessly deliver the shopper to its full-featured retail transaction website at Pricester.com.
 - - -

The only cost to the retailer, or seller, is a nominal fee on each completed transaction, which can range from 1 percent to 4 percent of the value of the transactions.

In addition, Pricester.com, by allowing visitors to find products and services they are seeking through various search criteria, including zip code, is a virtual shopping mall that can be as national or local
as the visitor decides.   A visitor to Pricester.com, for example, can
find a service such as a roofer or dry cleaner near their home, or, when location is not an issue, such as when shopping for power tools or electrical fixtures, they can search from among vendors anywhere in the country.

The virtual mall (or community) character and structure of the Pricester.com site, with:
     -   selling,
     -   auction,
     -   reverse auction and
     -   barter transactions

all accessible at one address, means that visitors have a choice of transaction modes, and that vendors, large and small, have an equal chance of having their offerings being seen by the universe of visitors coming to the site.

Pricester Florida's Products & Services.

The following is a summary of the products and services currently
offered or in development.   A further discussion of each product and
service follows.

Products and Services      Status               Fees                           Launched
---------------------------------------------------------------------------------------
Pricester Website          Active                $0                            Jan 2004
Store                      Active      $0 listing fee - 4% transaction fee     Jan 2004
Barter                     Active      $0 listing fee - 1-4% transaction fee   Jan 2004
Auction                    Active      $0 listing fee - 1-4% transaction fee   Jan 2004
Reverse Auction            Active      $0 listing fee - 1-4% transaction fee   Jan 2004
Wanted                     Active               $0                             Jan 2004
Request for Quote          Active      $0 listing fee - 1-4% transaction fee   Jan 2004
Zip code search            Active                $0                            Jan 2004
Personal Website        In development           $0                            Unknown
Pricester Chat             Active                $0                            Jan 2004
Pricester Complete         Active              $199                            Aug 2004
Pricester Travel           Active     Fees charged by World Choice Travel         -
Affiliates Program         Active                $0                            Jan 2004
Pricester Tools Payment
   System                  Active                $0                            Jan 2004
Pricester Search Engine    Active                $0                            Jan 2004
Wizard                     Active                $0                            Jan 2004
Pricester Community        Active                $0                            Jan 2004
Lead Generation Program  In development        Not yet determined              Unknown

Pricester Website: A content driven web site with a built in shopping cart (e-commerce) that eliminates the need for:
     -   A web-designer and the associated costs
     - Paying hosting charges (fees paid to online companies which enable your webpage to be available to the Internet)
     -   Businesses to manage their e-commerce site.

The Pricester store enables the vendor to manage:
     -   the progress of sales,
     -   payment status,
     -   shipping status,
     -   confirmations and cancellations and
     -   includes email notification to their customers.

     Store:   Store items are listed in the Pricester.com network as
new or used with a fixed price attached.

     Barter:    Single or multiple items, products or services are
traded or bartered for products or services.   When a member lists a
barter transaction they are asked to list an approximate value for the listed item. It is this value Pricester Florida uses to charge the 1-4% transaction fee when a trader has been located.

     Auction:    Pricester Florida conducts real-time online auctions
where sellers list their products or services. Consumers then bid competitively on the item of interest. The highest bidder at the close of the auction is determined the winner and must pay the seller the price as indicated in the winning bid.

Pricester Florida utilizes technology that enables both seller and bidder to actively view the auction in progress seeing the bid time remaining as it changes without refreshing your screen.

     Reverse Auction:    A consumer list a request for an item, product
and service and sellers competitively bid on the auction item. The auction is conducted in the same format as the regular auction except the lowest bidder is determined the winner and receives payment of the price as indicated in the winning bid.

     Wanted:   Item Watch is a feature that allows consumers to inquire
about a specific item, product or service without making a purchase
commitment.    Pricester.com actively searches its databases
periodically to find new listed items. When a match is found an email alert is then sent to the consumer along with a link to the seller of the product.

     Request for Quote:   Pricester Florida recognizes the need for
requesting estimates on products or services. This tool allows both consumers and businesses to request quotes without any commitment to the other party.

     Region or Zip Code Search:   A search is conducted to find local
vendors by region or zip code area who provide a specific item, product or service. The results will list the name and location(s) of Pricester Florida sellers who offer the item, product or service.

     Personal Website:   All members will receive a FREE website with
no hosting, listing or maintenance fees. This site can be personalized and utilized by the consumer for business or personal use.

     Pricester Chat:   A free downloadable software that provides
instant communication with family, friends, clients and suppliers.

Our Chat system or instant messaging system is a 2 way communication between vendor and consumer or member or member. Each party can type
messages to each other and communicate instantly.   This service
provides a good communication tool to allow communication reference to websites or items listed on the Pricester Network.

     Pricester Complete: Pricester Complete is an e-commerce enabled website or personal web store that is designed and installed for a one-
time fee of $199.00.    The retail site will be posted on the Internet
indefinitely and no other fees related to the maintenance or hosting of the website will need to be paid.

Pricester Complete consists of:
     - Formatting the text for all pages: Home Page, About Us Page, Contact Page and a Privacy Statement

     - Setup of your payment and shipping details page
     - Conversion of your company logo and slogan/banner into a digital image format
     - Integration of pictures and details of your first ten products and services.
     - Integration of a website payment system (Pay Pal) enabling you to accept all major credit cards.
     - Configuration of your website manager, which manages your orders and items.
     - Registration of a personalized domain name that will allow for promotion of personalized domain name easily to friends, relatives and
customers.   Example: www.yourname.com

The website will have the ability to:
     -   auction,
     -   reverse auction,
     -   buy,
     -   sell,
     -   post items,
     -   barter and trade with no listing, hosting or programming fees.
- - -
Pricester Florida developed this program to respond to the needs of people who lack experience in developing websites, computer use or time.

Pricester Florida's technical staffers  - - - design and install
Pricester Complete that includes formatting the text for all pages:
     -   Home Page,
     -   About Page,
     -   Contact Page,
     -   Privacy Statement,
     -   Payment and Shipping Details Page,
     -   company logo, slogan and banner in an image or text format.

They also integrate pictures and details for products and services (up
to 10 items) and install a payment system.    The technical staff also
configures the website management tool so the user can begin managing their website, products and sales.

     Pricester Travel:   A complete online travel reservation service.
Consumers can make reservations at:
     -   more than 57,000 hotels and resorts worldwide,
     -   28 car rental companies,
     -   all major cruise lines and
     -   hundreds of airlines.

The site also offers 500 golf vacations and insurance from the leading
travel insurance companies.    Added features include the Family
Friendly Travel Guide that caters to families with young children or pets and the 360 degree Virtual Tour that allows travelers to plan their entire cruise vacation.

     Affiliates Program:    The Pricester Affiliates Program pays 10%
to the vendor on all the fees Pricester collects when they recommend another store, stores or variety of stores anywhere in the world. When a member refers another member to Pricester.com, they become the
affiliate of the new member.   If the new member incurs charges on
Pricester.com and completes a payment, 10% of the collected payment will be credited to the affiliates account.

     Pricester Tools Payment System:   Pricester stores are capable of
accepting credit cards and checks immediately after setting up their
Pricester Store.   All Stores have the option of using PayPal for their
e-commerce transactions.    Pricester Florida has an oral agreement
with PayPal to provide these services to Pricester Stores, if desired. PayPal takes only minutes to setup with a bank account to receive
payments.   PayPal is a registered payment company.   PayPal fees are
billed separately.   Pay Pal collects the payments from the consumers
and deposits them into the vendor's bank account. Members are required to have a Pay Pal account to utilize the Pricester Website e-commerce feature. When a customer exits the Pricester shopping cart, the total value and vendor Pay Pal ID is passed to PayPal for payment processing. Pay Pal charges the vendor payment transaction fees that are
automatically deducted from the amount collect by PayPal.   Once the
transaction is confirmed by the vendor, a transaction fee is charged to
the members account.   Routine billing processes are performed on the
Pricester.com site and the members are billed for the transaction and optional listing fees they have incurred.

     Pricester.com Search Engine:   An e-commerce web portal connecting
consumers, retailers and wholesalers to a proprietary distributed
global network.    Pricester.com provides complete integration of buyer
and seller, bringing the consumer/business directly to the seller's site.

     Wizard:   Pricester Wizard is a guided tour that walks members
through the process of:
     -   creating websites,
     -   listing items, and
     -   managing their Pricester website

     Pricester Community:   An online forum dedicated to providing
answers to questions about:
     -   sales,
     -   purchases,
     -   shipping tips and
     -   experiences between current members.

     Lead Generation Program. Currently in development, the lead generation feature or program is based on leads provided through the Pricester network. These leads are defined by the category they are
listed under.   The member is prompted with an option to agree on a
predetermined price per lead that they will be charged when a referral
has been collected and delivered to their e-mail address.   The
referral is considered to be lead based when a member receives an authorized discount or bonus by e-mail that was provided by the host
service provider.   To indicate the presence of the lead generation
feature, the template will include a button, banner or other activation image on the homepage of the vendors site or through a search query or directory browse, which identifies the presence of a discount upon activation of the image, for example, the words "Click here to receive bonus/discount". When a customer clicks on this image they are given the details of the bonus/discount and an online form to fill out. They can then sign up as a member of the system to receive benefit. The customer enters their contract information such as their address, phone and e-mail on the form. Once the member confirms the authenticity of this information, an email is sent to the customer with the bonus/discount details attached. An email is also sent to the vendor/member with the information about the lead and the fee charged to their account. Subsequently, the host network applies a charge to the vendor/member account equal to the amount of referral fee for the lead. While this feature was created to satisfy a need in the online service industry, it is not limited to service providers and can used for offering discounts and promotions for product related items.

Costs of Operation.   In order to provide the above services, Pricester
Florida currently employs personnel for management, sales, customer support, technical support, Internet marketing and web design. Pricester Florida also leases the appropriate hardware and supports the continued development of our software which runs our web based
services.   To provide all of the services listed above, our monthly
expenses are approximately $34,752.

Pricester Florida intends to give 10% of any net profit to charity.  A
list of charities has not yet been compiled.   This donation program
will commence in 2005.

Pricester Florida Programs

National School Program:   A four hour course that educates and
demonstrates the power of e-commerce.  The students will learn how to
conduct business using the Internet.   It teaches how to convert a
hobby into a business and sell unwanted items. At the end of the course each student will have constructed a fully functional website that is e-commerce enabled, operational and ready to do business.

     Non-Profit/Charitable:   Gives churches, synagogues and
fundraisers an opportunity to generate income for their organization by selling and auctioning donated items from their members and communities online.

Revenue Streams

Although most of our products and services have been active since
January 2004, we have not generated significant revenues.   This is
directly related to the number of vendors (currently 3,735) listing
over 10,000 items.   As the number of vendors increases, our revenue
stream should increase significantly with collected fees.

Pricester will generate revenues through the following sources:
     -   Store Transaction Fees.   A 4% transaction fee will be charged
to members who utilize the Pricester Store sales
transaction system.
     -   Store Listing Fee.   There are no listing fees for items
listed in the Pricester Store system.
     -   Auction Transaction Fees.    A sliding scale transaction fee
on the dollar amount of the successfully completed auction
of an item ranges from a low of 1% for items over $1,000 to
4% for items less than $25 in value.
     -   Auction Listing Fee.   Currently there are no listing fees for
auction items.
     -   Barter Transaction Fees.   A sliding scale transaction fee on
the dollar amount of the value specified for a successfully
completed barter of an item that ranges from a low of 1%
for items over $1,000 to 4% for items less than $10 in
value.
     -   Barter Listing Fee.   Currently there are no listing fees for
barter items.
     - Bold Listings - An added feature which makes the vendors listing more attractive to the eye, in turn more consumers
will visit the listing(s).   Pricester will charge $.50 per
auction item or $.50 per month per listed store item.
     - Highlight Option - An item is shown with a special background color of consumer's choice on the listing pages.
Pricester will charge $1.00 per auction item or $1.00 per
month per listed store item.
     -   Special Icon - A choice of icon will get listed alongside the
auction title.   Pricester will charge $.50 per auction
item.
     -   Featured Listing.   The listing is displayed above all other
listings at the top of their respective categories, and any
matching search results.   Pricester will charge $1.00 per
auction item or $1.00 per month per listed store item.
     - Premiere Listing - When displayed in listings, a premiere item displays the associated premiere icon next to the item.
Most importantly, premiere listing will also be displayed
on the main auction entry page at some point, regardless of
            which category or subcategory.   Pricester will charge
$5.00 per auction item or $5.00 per month per listed store
item.
     -   Category Banners - These banners can be purchased for each
category item.   Pricester will initially charge $50.00 per
month per category.   We will charge more per month per
category and receive additional revenue from a banner rotation service.
     - Specialty Stores - Pricester will also introduce specialty stores which will be catered to industries, allowing certain built in features to be included with the Pricester Website.
     - Pricester Complete - Pricester will design and install fully functional e-commerce enabled websites for $199.00.

Trademarks, Patents & Domains.   We view the computer software
technology that we have developed as proprietary.   The automated
system assists the member in creating on-the-fly fully functional websites that include a shopping cart and integration to Pay Pal, an international payment system. All fixed price (store item) listed in the Pricester network are available to be purchased through these
websites.   Another added benefit is that consumers can search through
Pricester's main portal and be directed to the member's listings and/or
website without having to browse individual websites.   Pricester
Florida also provides members with built in tools which allow them to manage their website content, item listings and transactions.
Pricester Florida spent $20,000 in 2003 on research and development activities and approximately $60,000 in 2004.

We attempt to protect our technology and trade secrets through the use of:
     -   confidentiality and non-disclosure agreements,
     -   trademarks,
     -   patents, and
     -   by other security measures.

Trademarks have been filed under Pricester.com and Pricester Store "e-
commerce for all.," garagesalesanywhere.com.   We are preparing several
other variations to be trademarked.

On December 8, 2003, a provisional patent, Application No: 60/527/873 was filed under the names of Bernard Gutman and Joe Puentes, officers and directors of Pricester Florida was filed under the United States Patent Office covering Pricester Florida's Automated Templated Based e-commerce system including the Lead Generation Program which is in
development.   We filed a US Patent Application - Serial No: 10/988,747
on November 15, 2004.   Messrs. Gutman and Puentes have entered into a
written agreement with Pricester Florida assigning any and all rights of the provisional patent to Pricester Florida for no consideration.

Pricester domain names have been secured under the variations:
     -   pricester.com, .net, .us,
     -   pricester.com, .net, .us, .ca (Canada).

Also secured:
     -   your free webstore.com,
     -   pricebarter.com and
     -   pristore.com.

Marketing Strategies.   Pricester Florida intends to establish a
national market presence using the following approaches in order to gain brand awareness:
     -   conducting a public relations campaign using
            - television,
            - radio
            - press releases and
            - Internet marketing
     -   newspaper and magazines

On March 15, 2004, Pricester Florida entered into a public relations agreement with Proby Associates, Inc. to provide public relations services. The term of the agreement was six months with an additional
six months on mutual agreement of the parties.   Pricester Florida paid
Proby Associates, Inc. an aggregate of $35,000 in cash ($17,500) and stock ($17,500) for their services through September 15, 2004. They will pay Proby Associates, Inc. $5,000 per month for the second six months of services in cash or in stock. No additional payments have been made to date.

Pricester Florida intends to target college students and non-profit groups.

Competition.   Pricester Florida does not know of any companies that
offer free websites with built in web stores. - - -   Additionally,
conventional methods of hosting websites require individuals to host their design and software components on a separate web space which in turn requires disk space. Using the Pricester Website system the templates and website functionality is database driven which requires only one presence of each component or design and shares it across multiple websites thus saving disk space.

The competition for e-commerce is intense.   We do not have the market
recognition that many of the current competitors have.   We shall
compete on the basis of quality and price.

There are various competitors who allow vendors to sell their items
online including Yahoo, Amazon and EBay.   Although most charge ongoing
fees including monthly fees, subscription fees, listing fees and transaction fees, they have an established customer base and instant market recognition.

We have not yet generated any revenue from our business model compared to significant revenue generated by these competitors.

There is the possibility that new competitors could seize our product ideas, e-commerce business model and produce competing web sites with
similar product matrixes.     Additionally, these new competitors could
be better capitalized and capture a larger market share of our intended market.

We also face competition from traditional retailers and wholesalers.
If consumers choose not to purchase their products through the internet, our ability to generate revenues will be negatively affected.

Employees.   Pricester Florida currently has nine full-time employees
and three part-time employees.

Properties.   Pricester leases an office facility from Boulder
Management Company pursuant to a lease which began July 1, 2004. The office facility is located at 3900 Hollywood Boulevard, Suite 203
Hollywood, FL   33021.   The facility consists of 1,600 square feet for
the minimum lease payments ranging from approximately $1,900 to $2,100 per month and terminates in June 2007.

                          Use of Proceeds

We will not receive any proceeds from the resale of securities by selling stockholders.

                          Dividend Policy

We have never declared or paid any dividends.   In addition, we
anticipate that we will not declare dividends at any time in the foreseeable future.

Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

              Management's Discussion and Analysis of
            Financial Condition and Results of Operations

Trends and Uncertainties. Demand for Pricester Florida's future products and services will be dependent on, among other things, market acceptance of Pricester Florida's concept, our proposed operations and general economic conditions that are cyclical in nature. Inasmuch as a major portion of our activities are the revenues generating from the its online transaction fees, Pricester Florida's business operations may be adversely affected by competitors and prolonged recessionary periods.

Capital and Source of Liquidity.

Pricester Nevada
-----------------------------------------
Pricester Nevada is a blank check company and has not had any operations or received any revenues since inception.

For the nine months ended September 30, 2004 and 2003, Pricester Nevada did not have any net cash provided by financing activities

For the year ended December 31, 2003, shareholder loans of $500 were converted to additional paid in capital resulting in net cash provided by financing activities of $500.

For the year ended December 31, 2002, shareholder loans of $500 were converted to additional paid in capital resulting in net cash provided by financing activities of $500.

For the nine months ended September 30, 2004 and 2003 and for the years ended December 31, 2003 and 2002, Pricester Nevada did not have any net cash provided by investing activities




Pricester Florida
-------------------------------------------
Pricester Florida
Since inception (April 19, 2001), Pricester Florida has been developing its e-commerce business model.

Financing Activities
For the nine months ended September 30, 2004, Pricester Florida
received proceeds from the issuance of common stock of $457,500.   For
that same period, Pricester Florida had an increase in amounts due to related party of $26,646, a decrease in amounts due from stockholder of $10,000 and a decrease in loan payable - stockholder of $4,213. Additionally, Pricester Florida received contributed capital of
$96,050.   As a result, for the nine months ended September 30, 2004,
Pricester Florida had net cash provided by financing activities of $565,872.

For the nine months ended September 30, 2003, Pricester Florida
received proceeds from the issuance of common stock of $136,175.   For
that same period, Pricester Florida decreasd its loan payable -
stockholder by $50.   As a result, for the nine months ended September
30, 2003, Pricester Florida had net cash provided by financing activities of $136,125.

For the year ended December 31, 2003, Pricester Florida had a decrease in loan payable stockholder of $5,840 and received proceeds from the
issuance of common stock of $147,525.   As a result, for the year ended
December 31, 2003, Pricester Florida had net cash provided by financing activities of $141,685.

For the year ended December 31, 2002, Pricester Florida had an increase in loan payable stockholder of $10,053 and received proceeds from the
issuance of common stock of $1,000.   As a result, for the year ended
December 31, 2002, Pricester Florida had net cash provided by financing activities of $11,053.

Investing Activities

For the nine months ended September 30, 2004, Pricester Florida purchased furniture and equipment of $16,476 and made website developments of $13,562 resulting in net cash used by investing activities of $30,038.

For the nine months ended September 30, 2003, Pricester Florida purchased furniture and equipment of $1,140 and made website developments of $1,500 resulting in net cash used by investing activities of $2,640.

For the year ended December 31, 2003, Pricester Florida purchased computer equipment and computer software of $11,731 resulting in net cash used in investing activities of $11,731.

For the year ended December 31, 2002, Pricester Florida purchased computer equipment and computer software of $6,239 resulting in net cash used in investing activities of $6,239.

Results of Operations.

Pricester Nevada
-----------------------------------------
For the nine months ended September 30, 2004, Pricester Nevada did not
receive any revenues.   For that same period, Pricester Nevada had
legal and professional expenses of $2,000 resulting in a net loss of $2,000.

For the nine months ended September 30, 2003, Pricester Nevada did not have any revenue or expenses.

The increase of legal and professional expenses for the nine months ended September 30, 2004 compared to September 30, 2003 was due to the preparation of the financial statements required for this registration statement.

For the year ended December 31, 2003, Pricester Nevada did not receive
any revenues.   For that same period, Pricester Nevada had general and
and administrative expenses of $500 resulting in a net loss of $500.

For the year ended December 31, 2002, Pricester Nevada did not receive
any revenues.   For that same period, Pricester Nevada had expenses of
$500 resulting in a net loss of $500.

Pricester Florida
-------------------------------------------

For the nine months ended September 30, 2004, Pricester Florida had net
sales of $4,028.   Expenses for the nine months ended September 30,
2004 were $1,181,828 with interest income of $1,360 resulting in net
loss of $1,176,440.   Expenses included commissions and fees of $9,152,
advertising of $68,191, consulting fees of $30,598, legal and professional fees of $53,763, selling, general and administrative expenses of $174,364, officers' and directors' compensation of $838,385 and depreciation and amortization of $9,375.

For the nine months ended September 30, 2003, Pricester Florida did not receive any revenue. Expenses for the nine months ended September 30, 2003 were $299,499 with interest income of $13 resulting in net loss of
$299,436.   Expenses included commissions and fees of $2,700,
advertising of $956, consulting fees of $39,000, legal and professional fees of $0, selling, general and administrative expenses of $6,818, officers' and directors' compensation of $249,975 and depreciation and amortization of $0.

The increases in expenses from $299,499 for the nine months ended September 30, 2003 compared to $1,181,828 for the nine months ended September 30, 2004 were due to increased operations and the preparation
of this registration statement.   The commissions and fees consisted of
sales commissions paid to non-affiliates for products sales and fees due to maintain the server.

For the year ended December 31, 2003, Pricester Florida did not receive
any revenues.   Expenses for the year ended December 31, 2003 were
$356,964 with interest income of $210 resulting in a net loss of
$356,964.   Expenses included commissions and fees of $11,314,
consulting fees of $33,250, legal and professional fees of $4,042, selling, general and administrative expenses of $19,622, officers' compensation of $286,265 and depreciation and amortization of $2,681.

For the year ended December 31, 2002, Pricester Florida did not receive
any revenues.   Expenses for the year ended December 31, 2002 were
$10,064 resulting in a net loss of $10,064.   Expenses included
commissions and fees of $5,250, legal and professional fees of $3,769, and selling, general and administrative fees of $1,045.

The increases in expenses from $10,064 for the year ended December 31, 2003 compared to $356,964 for the year ended December 31, 2004 were mainly due to the commencement of payment of officers and directors in
2003 in stock.   These increases in officers' compensation are not
expected to continue.   Additionally, consulting fees of $33,250 were
paid in stock in 2003 for the development to products to ACK Business Tolls (12,500 common shares and Diane Tremblay (1,500 common shares).

The commissions and fees consisted of sales commissions paid to non-affiliates for products sales and fees due to maintain the server.

Plan of Operations
Pricester Florida has sufficient cash on hand to meet funding
requirements for the next four months.   Additionally, we intend to
fund operations with revenues received from the sale of the Pricester Complete package.

We have already begun to receive revenue.   We currently have signed by
12,009 user members.   Of these, 3,735 user members have opened stores.
Approximately 30% of members are opening stores through Pricester.com. We currently have fourteen salespersons and/or national/distributors
under our existing salesperson program.   Within the next twelve
months, we expect to employ, on a commission basis, 100 salespersons throughout the United States who will sell the Pricester Complete
package at $199 per package.   If current cash on hand and revenues
from the sale of the Pricester Complete is not sufficient to fund our operations, we may have to pursue equity or debt financing within the
next twelve months.   No specific terms of possible equity or debt
financing have been determined or pursued.

We expect our monthly expenses to increase from $34,752 to $69,052 in
the next twelve months as operations increase.   Within the next twelve
months, we expect to make equipment improvement and upgrades of
approximately $500 per month.   We expect to employ two additional
programmers and up to five additional designers at the aggregate cost of $40,000 per month.

Critical Accounting Disclosures.   Given Pricester Florida's limited
operations, significant management estimates relate to asset utilization (useful lives and related depreciation and amortization) for the computers and capitalized website development costs.

                          Management

Board of Directors.    On June 4, 2004, in anticipation of the merger
with Pricester Florida, the board of the directors of Pricester Nevada resigned. The then officers and directors of Pricester Florida were
appointed as follows.    All holders of common stock will have the
right to vote for directors of Pricester Nevada. The board of directors has primary responsibility for adopting and reviewing implementation of the business plan of Pricester Nevada, supervising the development business plan, and review of the officers' performance of specific business functions. The board is responsible for monitoring management, and from time to time, to revise the strategic
and operational plans of Pricester Nevada.    Directors receive no cash
compensation or fees for their services rendered in such capacity. The directors will serve until the next annual meeting scheduled for the fourth quarter of 2004.
The Executive Officers and Directors are:

Name                     Position                 Term(s) of Office
Joe Puentes, age 34       President/CEO               June 4, 2004
                          Director                     To present
Bernard Gutman, age 77    Chairman of Board           June 4, 2004
                          COO                          To present
Edward C. Dillon, age 68  Executive Vice President    June 4, 2004
                          Director                     To present
Edward J. Dillon, age 36  Director                    June 4, 2004
                                                       To present
Nelson Stark, age 50      Vice President of Marketing June 4, 2004
                          Director                      To present
Robert Petroceli, age 54  Director                    June 4, 2004
                                                       To present
Howard M. Neu, age 53     Director                    June 4, 2004
                                                       To present

Edward C. Dillon is the father of Edward J. Dillon.

Resumes

JOE PUENTES    Mr. Puentes has been president and chief executive
officer of Pricester Nevada since June 4, 2004.   Mr. Puentes has been
the president and chief executive officer of Pricester Florida from
April 19, 2003 to present.   From October 1999 until November 2003 Mr.
Puentes served as President of Compu Medic Intl Corp. an Information

Technology consulting firm that provided network development, maintenance and custom programming to local and national companies. From June 2001 till May 2003, Mr. Puentes served as President of
Dynamic Billboards, Corp. a company engaged in the development of digital signage software. During April 1995 through August 2003 he also served as the chief technology officer for Automotive Computer
Technology a company that develops custom software and wireless solutions for the auto industry.

BERNARD GUTMAN    Mr. Gutman has been chairman of the board of
directors of Pricester Nevada since June 4, 2004.   Mr. Gutman has been
chairman of the board of directors of Pricester Florida from August
2001 to present.    Mr. Gutman was retired from 1997 to 2001.   Prior
to that Mr. Gutman was chairman of the board of Phase Out of America, a publicly-held company, from its inception in 1987 until March 10, 1997. He has also been Chairman, an officer and principal shareholder of Products and Patents, a publicly-held company since its inception on December 11, 1981. From 1978 to February 1982, Mr. Gutman served as President and Chairman of the Board of Directors of National Vitamin Corporation, a publicly-held corporation involved in the marketing and distribution of vitamins. From 1981 to 1983, Mr. Gutman was President of the Gutman Consulting Company, which was wholly owned by Mr. Gutman and which provided financial and marketing consulting services to various companies. From 1955 to 1978, Mr. Gutman was Chairman of Delco Corporation, a publicly-held corporation engaged in the home improvement business.

EDWARD C. DILLON.   Mr. Dillon has been an executive vice president and
a director of Pricester Nevada since June 4, 2004.  He is also
responsible for shareholder relations and investments.   From January
2004 to present, Mr. Dillon serves as executive vice president for Pricester Florida and he was also responsible for shareholder relations and investments. From September 2004 to present, Mr. Dillon also serves as a director. In April 2003, Mr. Dillon accepted a position as Contract Manager Consultant to the Florida Turnpike for Jacobs Engineering a Fortune 500 Company. April 1996 to April 2002, Mr. Dillon retired to Florida for golf and relaxation. In May 1968, Edward Dillon opened Bayshore Steel Construction in New Jersey where he served as President and CEO until 1996. Bayshore Steel contracted to erect office buildings, shopping centers and 20,000,000 sq. ft of warehouse space in central New Jersey. From 1957 to 1968 he was employed as a Construction Supervisor for a family owned steel business.

EDWARD J. DILLON.   Mr. Dillon has been a director of Pricester Nevada
since June 4, 2004.   Mr. Dillon has served as a director of Pricester
Florida since April 2004. He currently serves as global controller for the General Electric Company's Consumer & Industrial segment. GEC&I represents the combination of GE's Consumer Products business with certain parts of its Industrial Products and Systems business. Mr. Dillon joined GE in 1998 and has served in a variety of senior finance management positions including Finance Manager for NBC's Broadcast and Network Operations Group (February 1998 - May 1999), Assistant Controller for the Appliance segment (May 1999 - February 2000), Global Controller for the Appliance segment (February 2000 - September 2002) and Global Controller for the Consumer Products segment (September 2002
- February 2004). He was named to his present position in February 2004. From July 1990 through February 1998, Mr. Dillon served in various roles within Arthur Andersen's Business Advisory Practice. Mr. Dillon is a Certified Public Accountant and has a B.A. degree in Accounting from Boston College 1990.

NELSON STARK.   Mr. Stark has been vice president of marketing and
operations of Pricester Nevada since June 4, 2004.    Mr. Stark serve
as vice president of marketing and operations of Pricester Florida
since September 2003.   He has a Doctorate in International Business
from Nova Southeastern University in Ft. Lauderdale, Florida. He received his Degree in May 1997. His areas of specialization are strategic and international marketing. He started his career with the Australian Trade Commission in Miami as their Marketing Manager in September of 1987 until November 1988. He then became the Marketing Manager for M. & J. Import-Export International in New York from January 1989 until October 1997. He was appointed Center Director for Embry-Riddle Aeronautical University's Ft. Lauderdale Campus from November 1997 to October 1999. He was then appointed Vice President of Marketing for Softrain U.S.A. from January 2000 until June of 2003.

ROBERT PETROCELLI.   Mr. Petrocelli has been a director of Pricester
Nevada since June 4, 2004. Mr. Petrocelli has served as a director of Pricester Florida since January 2004. Mr. Petrocelli has been a self employed Certified Public Accountant in Hallandale Beach, Florida since July 15, 1993. His firms' scope of activities range from individual and corporate tax preparation to working as a liaison between the Securities Exchange Commission and public companies during their yearly audits. From September 1, 1998 until he opened his firm, Mr. Petrocelli was the controller of Cohen Tile Company located in Miami, FL. Prior to his move to Florida, Mr. Petrocelli served as Chairman of the Board for Gramercy Park Private School, located in NY, New York and the Baldwin School of Puerto Rico. He held the position as principal of both schools during that time. He also owned two restaurants located in New York City, Mr. Petrocelli has B.A. and M.A. degrees from New York University. He served his country in Vietnam during 1968 and 1969 as a Marine Corps Corporal.

HOWARD M. NEU, ESQ.   Mr. Neu has been a director of Pricester since
June 4, 2004.   Mr. Neu serves as a director of Pricester Florida since
December 2003.     Mr. Neu was appointed to the Board of Directors in
December 2003. Mr. Neu has been a practicing attorney in solo practice since 1968, specializing in Domain Defense Litigation, commercial litigation, and appeals. He is also a Certified Public Accountant, has taught Taxation of Deferred Compensation at the University of Miami School of Law as well as courses in accounting and business law for the Miami Education Consortium. He has also lectured for the Florida Bar
Continuing Legal Education program.    He received his B.B.A. degree
from the University of Miami after attending the University of Florida for three years, and his JurisDoctor degree from the University of Miami Law School. He was elected to three terms as Mayor of the City of North Miami, Florida, 1979-1983, 1987-89, has served as Municipal Judge 1971-75, Councilman 1975-79, and has been elected President of the North Dade Bar Association 1980, The Greater North Miami Chamber of Commerce 1981, the Dade County League of Cities 1982 and various other State and National organizations. In his career, he has done considerable SEC work, successful business plans and private placement memoranda. He presently represents Pricester.com and a number of domain developers.

Executive Compensation.

The following table sets forth the aggregate compensation paid by Pricester Nevada and Pricester Florida to our chief executive officer and any other officers whose salaries and bonuses exceeded $40,000 or more per year for services rendered during the periods indicated:

Pricester Nevada
------------------------------------------
                                             Long Term Compensation
                    Annual Compensation         Awards  Payouts
(a)             (b)      (c)   (d)   (e)   (f)     (g)    (h)    (i)
                                                   Secur-
                                                   ities         All
Name and       Year or               Other  Rest-  Under-  LTIP  Other
Principal      Period   Salary Bonus Annual ricted lying   Pay-  Comp-
Position       Ended      ($)   ($)  Compen-Stock Options  outs ensat'n
-----------------------------------------------------------------------
Dennis Jordan   2003       -     -     -       -     -       -    -
                2002       -     -     -       -     -       -    -
                2001       -     -     -       -     -       -    -

Pricester Florida
------------------------------------------
                                             Long Term Compensation
                    Annual Compensation         Awards  Payouts
(a)             (b)      (c)   (d)   (e)   (f)     (g)    (h)    (i)
                                                   Secur-
                                                   ities         All
Name and       Year or               Other  Rest-  Under-  LTIP  Other
Principal      Period   Salary Bonus Annual ricted lying   Pay-  Comp-
Position       Ended      ($)   ($)  Compen-Stock Options  outs ensat'n
-----------------------------------------------------------------------
Joe Puentes     2003       -     -     -       -       -       -    -
  CEO           2002       -     -     -       -      -       -    -
                2001       -     -     -       -      -       -    -

Edward C.
   Dillon       2003       -     -     -      (1)     -       -    -
   Exec. VP     2002       -     -     -       -      -       -    -
                2001       -     -     -       -      -       -    -

Bernard Gutman
   COO          2003       -     -     -      (2)    -       -    -
                2002       -     -     -       -     -       -    -
                2001       -     -     -       -     -       -    -

(1)On September 24, 2003 the Company issued 150,000 shares of its common stock for $15,000 for services provided by Edward C. Dillon, an officer of the Company.

 (2)On August 12, 2003, Pricester Florida issued 2,500,000 shares of its common stock for cash of $25 to Bernie Gutman, an officer of the Company with the balance of $249,975 being expensed to officers' compensation.

Employment Contracts and Termination of Employment and Change-in
Control Arrangements.   There are no employment contracts, compensatory
plans or arrangements, including payments to be received from Pricester, with respect to any director or executive officer of Pricester which would in any way result in payments to any such person because of his resignation, retirement or other termination of employment with us or any subsidiary, any change in control of Pricester, or a change in the person's responsibilities following a change in control of Pricester.

Directors compensation.   We do not have any standard arrangements by
which directors are compensated for any services provided as a
director.    No cash has been paid to the directors in their capacity
as such.

        Security Ownership of Certain
       Beneficial Owners and Management

There are currently 1,000,000 common shares outstanding. After completion of the merger, there will be 22,262,500 common shares
outstanding.    Assuming completion of the merger, the following
tabulates holdings of shares and other securities of Pricester Nevada by each person who, subject to the above, at the date of this prospectus, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of Pricester Nevada individually and as a group.

Shareholdings of beneficial owners at November 30, 2004 assuming completion of the merger:

Directors and Officers
                                                 Percentage of
                              Number & Class       Outstanding
       Name and Address       of Shares          Common Shares
Joe Puentes(1)              10,000,000(direct)       44.92%
3034 Garfield Street
Hollywood, FL 33021

Bernard Gutman               4,675,000(direct)       21.00%
1950 S. Ocean Drive
Apt 21G
Hallandale Beach, FL 33009




Edward C. Dillon             2,000,000                8.98%
3850 Washington St.
Apt. 910
Hollywood, FL 33021

Edward J. Dillon                30,000                0.13%
14204 Woodland Ridge Drive
Louisville, KY 40245

Nelson Stark                    25,000                0.11%
5130 SW 40th Avenue, Apt. 3B
Fort Lauderdale, FL 33314

Robert Petroceli                10,000                0.04%
1920 E. Hallandale Beach Blvd.
#100
Hallandale Beach, FL 33009

Howard M. Neu                   10,000                0.04%
1152 N. University Drive
Suite #201
Pembroke Pines, FL 33024

Officers and Directors
  as a Group (7 persons)   16,750,000(direct)         75.24%

(1) While Joe Puentes disclaims beneficial ownership of the 1,395,000 shares of common stock owned by Maria and Jose Puentes, his wife and son, they may be deemed controlled by him. When aggregated, Mr. Puentes may be deemed to be in control of 11,395,000 shares of Pricester's common stock, or approximately 51.19% of its ownership interest.

(2) While Bernard Gutman disclaims beneficial ownership of the 1,000,000 shares of common stock owned by Barbara Gutman, his wife, they may be deemed controlled by him. When aggregated, Mr. Gutman may be deemed to be in control of 5,675,000 shares of Pricester's common stock, or approximately 24.59% of its ownership interest.

Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable unity property laws.

Dennis Jordan would be deemed to be a promoter of Pricester Nevada. Joe Puentes, Bernie Gutman, Edward C. Dillon, Edward J. Dillon, Robert Petroceli, Nelson Stark and Howard Neu would be deemed to be promoters of Pricester Florida.

         Certain Relationships and Related Transactions.

Since inception, Dennis Jordan, a majority shareholder, has advanced funds to Pricester Nevada to pay for certain filing fees. The stockholder has authorized the board of directors to treat these advances as additional paid-in capital rather than as loans. For the years ended December 31, 2003 and 2002, and for the period from March 19, 1998 (inception) to December 31, 2003, these advances totaled $500, $500, and $2,500, respectively.

On March 31, 2004, Pricester Florida entered into an agreement with Taking a Company Public, Inc. an entity controlled by Dennis Jordan, a
promoter of Pricester Nevada.   Pursuant to the agreement, Taking a
Company Public will assist Pricester Florida through all steps necessary to become a publicly traded company including, but not limited to, assisting in completion of the acquisition of Pricester Nevada recommendation of potential legal and accounting professionals providing transfer agent with necessary documentation preparation of the registration statement preparation of the Form 15c2-11 locating a market maker to file a 15c2011 statement responding to all SEC and NASD comments preparation of necessary information required by Moody's OTC
Industrial Manual.

Pursuant to the agreement, Taking a Company Public, Inc. was to receive an aggregate of $80,000,
   -$10,000 due on signing of the engagement letter
   -$20,000 due before submission of the registration statement
   -$50,000 due in payments on or before the SEC effective date

To date, $30,000 has been paid pursuant to the agreement.   This
agreement shall terminate when Pricester Nevada is fully trading on NASD Bulletin Board.

In June 2004, in conjunction with the acquisition of Pricester Florida by Pricester Nevada, Pricester Florida, or its designees, was given the option to acquire 750,000 common shares of Pricester Nevada from Dennis Jordan, the majority stockholder of Pricester Nevada at the option exercise price of $2.50 for 44,620 common shares and $.0001 for
705,380.   Through June 30, 2004, Pricester Florida, through its
designees, exercised its option to acquire 10,200 common shares at
$2.50 per common share.   During July and August 2004, Pricester
Florida exercised its option to acquire an additional 34,420 common
shares at $2.50 per common share.     In conjunction with the exercise
of the option and the proposed merger, Mr. Jordan agreed to subscribe to 44,620 common shares at $2.50 per common share or an aggregate of $111,550.

On August 29, 2004, Dennis Jordan agreed to a one year lockup from the effective date of this registration statement of 139,650 common shares.

                  Determination of Offering Price

The offering price of the common shares was arbitrarily determined by Pricester based on the estimated financial needs of Pricester.


                  Description of Capital Stock
The following statements constitute brief summaries of Pricester
Nevada's Certificate of Incorporation and Bylaws, as amended.

Common Shares. Pricester Nevada's articles of incorporation authorize it to issue up to 50,000,000 common shares, $.001 par value per common share.

Liquidation Rights.   Upon liquidation or dissolution, each outstanding
common share will be entitled to share equally in the assets of Pricester Nevada legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights.   There are no limitations or restrictions upon the
rights of the board of directors to declare dividends out of any funds legally available therefore. Pricester Nevada has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of
Pricester Nevada.   Accordingly, future dividends, if any, will depend
upon, among other considerations, Pricester Nevada's need for working capital and its financial conditions at the time.

Voting Rights.   Holders of common shares of Pricester Nevada are
entitled to voting rights of one hundred percent. Holders may cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights.   Common shares are not redeemable, have no conversion
rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering.

Our bylaws allow action to be taken by written consent rather than at a meeting of stockholders with the consent of the holders of a majority of shares entitled to vote.

Transfer Agent.  Florida Atlantic Stock Transfer, Inc. acts as
Pricester Nevada's transfer agent. Pricester Florida acts as its own transfer agent.

              Shares Eligible For Future Sale

Upon the date of this prospectus, there are 1,044,620 shares of our common stock outstanding and 21,262,500 common shares to be issued upon completion of the merger. Upon the effectiveness of this registration statement, 1,044,620 shares of common stock to be resold pursuant to this prospectus will be eligible for immediate resale in the public
market if and when any market for the common stock develops.   However,
Pricester Nevada has obtained lock up agreements from Dennis Jordan, a prior officer and director and Jim DePelesi, a consultant to Pricester Florida representing 139,650 and 95,000 common shares, respectively, for one year from the date of effectiveness of this registration
statement.   Additionally, Pricester Nevada has obtained lock up
agreements from non-affiliates representing 2,554,780 common shares for six months from the date of effectiveness of this registration statement.

Prior to the offering, there has been no market for our common stock. No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise cap through the issuance of additional equity securities.

Pricester Nevada is a blank check company.   Promoters or affiliates
of a blank check company and their transferees would act as "underwriters" under the Securities Act of 1933 when reselling the securities of the blank check company. Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Additionally, shareholders who obtained securities directly from a blank check issuer and through promoters and affiliates, cannot use Rule 144 to resell their securities, since their resale transactions would appear to be designed to distribute or redistribute securities to the public without compliance with the registration requirement
of the Securities Act.    As a result, this policy applies to
shareholders of Pricester Nevada.

           Plan of Distribution and Selling Stockholders

This prospectus relates to the resale of 1,044,620 shares of common stock by the selling stockholders.

The selling shareholders will sell their common shares at $5.00 per common shares until our common shares are quoted on the OTC bulletin board. Thereafter, the common shares may be priced at prevailing market prices or privately negotiated prices.

If the selling shareholders engage in short selling activities, they must comply with the prospectus delivery requirements of Section
5(b)(2) of the Securities Act.

Pursuant to Regulation M of the Securities Act, the selling stockholders will not, directly or indirectly, bid for, purchase, or attempt to induce any person to bid for or purchase their common shares during the offering except for offers to sell or the solicitation of offers to buy and unsolicited purchases that are not effected from or through a broker or dealer, on a securities exchange or through an inter-dealer quotation system or electronic communications network.
The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding.

Pricester shall register, pursuant to this prospectus 1,044,620 common shares currently outstanding for the account of 54 individuals or
entities.   The percentage owned prior to and after the offering
assumes the sale of all of the common shares being registered on behalf of the selling shareholders.

                             # of Shares    Total Shares   Total Shares        %
                                 Being          Before         After          After
                               Registered      Offering       Offering       Offering
                               ----------     ----------     ----------     ----------
Dennis Jordan(1)                144,620        144,620       139,620          13.37%
Aida Carrasquillo                   500            500           0             0.0%
James DePelisi                  100,000        100,000           0             0.0%
Godfrey Comrie                      500            500           0             0.0%
Herman G. Herbig                 15,000         15,000           0             0.0%
Mark W. Sanwo                       500            500           0             0.0%
John J. Jado                        500            500           0             0.0%
Leonardo Castro                     500            500           0             0.0%
David Kasper                        500            500           0             0.0%
Luis Gonzalez                       500            500           0             0.0%
Stephanie Geiger                    500            500           0             0.0%
Christian J.C. Herbig             2,000          2,000           0             0.0%
Hope Schoengood                   6,000          6,000           0             0.0%
Jim Mikolanda                       500            500           0             0.0%
Jean Pallet                         500            500           0             0.0%
Carol A. McSwiney                   500            500           0             0.0%
Geraldine Salvatorelli              500            500           0             0.0%
Phyllis M. Hedges                   500            500           0             0.0%
Howard J. Wills                     500            500           0             0.0%
First Source, Inc.               10,000         10,000           0             0.0%
Hector Carrasquillo                 500            500           0             0.0%
Carmen N. Perez                     500            500           0             0.0%
Aida L. Carrasquillo                500            500           0             0.0%
Jeffery Carrasquillo                500            500           0             0.0%
Marilyn Salmonson                   500            500           0             0.0%
Lisa Ross                           500            500           0             0.0%
Sally Fuster                      6,000          6,000           0             0.0%
Louis Moreno                        500            500           0             0.0%
William Moreno                      500            500           0             0.0%
Ari Averbuch                        400            400           0             0.0%
Joan Bardzik                        400            400           0             0.0%
Amram Bendehan                      800            800           0             0.0%
Tom Beniamino                       400            400           0             0.0%
Stephen Calabrese                   400            400           0             0.0%
Dan Carroll                     125,000        125,000           0             0.0%
Billie L. Carter                    800            800           0             0.0%


Tom Christou                    150,000        150,000           0             0.0%
Joanna Ciociola                   2,000          2,000           0             0.0%
Nicole Damiano                    2,000          2,000           0             0.0%
Craig E. Dillon                 100,000        100,000           0             0.0%
John R. Dillon                  150,000        150,000           0             0.0%
Richard & Elizabeth Dupont        2,000          2,000           0             0.0%
George Gonzalez                   2,000          2,000           0             0.0%
Loretta Lynn Katz                   200            200           0             0.0%
Allan Kratman & Magali Bonilla    2,000          2,000           0             0.0%
Steve Kontos                      8,000          8,000           0             0.0%
Brian Lestuk                      2,000          2,000           0             0.0%
Robert Lestuk                     6,000          6,000           0             0.0%
Ronald Lestuk                     1,000          1,000           0             0.0%
Debra Marshall                      100            100           0             0.0%
Craig A. May                        600            600           0             0.0%
Ellen Nelson                    180,380        180,380           0             0.0%
George Otlowski                   1,000          1,000           0             0.0%
Susan Prokop                      1,000          1,000           0             0.0%
Brittani Ricci                      400            400           0             0.0%
Catherine Ricci                     400            400           0             0.0%
Courtney Ricci                      400            400           0             0.0%
Craig Ricci                       3,000          3,000           0             0.0%
David & Debra Ricci               4,000          4,000           0             0.0%
Cassandra Robinson                  520            520           0             0.0%
Marjorie V. Thorpe                  800            800           0             0.0%
John True                         2,000          2,000           0             0.0%

(1)Dennis Jordan was an officer and director of Pricester Nevada from
inception until June 4, 2004.   Mr. Jordan has agreed to lockup 139,620
common shares for a period of one year after the effective date of the registration statement.

The 1,044,620 shares offered by the selling stockholders may be sold by one or more of the following methods, without limitation:
   - ordinary brokerage transactions and transactions in which the broker solicits purchases; and
   - face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.

Brokers or dealers may receive commissions or discounts from the
selling stockholders in amounts to be negotiated.   Brokers and dealers
and any other participating brokers or dealers may be deemed to be underwriters within the meaning of the Securities Act, in connection with any sales.

The selling stockholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus.

As a result of these shares being registered under the Securities Act, selling stockholders who subsequently resell the shares to the public themselves may be deemed to be underwriters with respect to the shares of common stock for purposes of the Securities Act with the result that they may be subject to statutory liabilities if the registration statement to which this prospectus relates is defective by virtue of containing a material misstatement or omitting to disclose a statement
of material fact.   We have agreed to indemnify the selling
stockholders regarding such liability.

Under the Securities Act of 1933, the selling security holders will be considered to be underwriters of the offering. The selling security holders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by selling security holders if omissions or misstatements result in civil liability to them.


        Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                    Market for Common Stock and
                     Related Stockholder Matters

Market Information.   Pricester Nevada's common stock is not included
in the pink sheets or in the OTC Bulletin Board maintained by the NASD. Pricester Nevada plans to apply the OTC Bulletin Board.

There is no public trading market for Pricester Nevada's common stock and that there is no guarantee any trading market will develop.
Holders.   Assuming successful completion of the merger, the
approximate number of record holders of Pricester Nevada is 142.

Dividends.   Holders of Pricester Nevada's common stock are entitled to receive such dividends as may be declared by its board of directors after the spin-off has been completed.

        Changes In and Disagreements with Accountants

(a)  On October 28, 2004, DiRocco & Company, CPA, P.A. resigned as Pricester
Florida's and Pricester Nevada's independent public accountants.   The
decision was due to the resignation of the only SEC certified auditor in the firm.

     DiRocco & Company, CPA, P.A.'s report on the financial statements of Pricester Florida or Pricester Nevada for the fiscal year ended December 31, 2003 and 2002 neither contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

     During Pricester Nevada's or Pricester Florida's most recent fiscal year and the interim period through the date of dismissal, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure and there were no "reportable events" with DiRocco & Company, CPA, P.A. as described in Items 304 (a)(1)(iv) and (v) of Regulation S-K, respectively.

(b) On November 4, 2004, the board of directors of Pricester Nevada and Pricester Florida engaged the accounting firm of Baum & Company, P.A. as principal accountants of Pricester Nevada and Pricester Florida for the
years ended December 31, 2004 and 2003.   Pricester Nevada and Pricester
Florida have not consulted Baum & Company, P.A. during Pricester Nevada's and Pricester Florida's two most recent fiscal years and the interim period ended September 30, 2004.


                   Experts

The financial statements of Pricester Nevada and Pricester Florida appearing in this registration statement have been audited by Baum & Company, P.A., independent auditors and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                   Legal Matters

Certain legal matters with respect to the issuance of shares of common stock offered by this prospectus will be passed upon by Jody Walker, Attorney At Law, Centennial, Colorado.

                   Legal Proceedings

Pricester Nevada is not currently involved in any legal proceedings.


           Where You Can Find More Information

At your request, we will provide you, without charge, a copy of any
document filed as exhibits in this prospectus.   If you want more
information, write or call us at Pricester.com, Inc., 3900 Hollywood Blvd., #203, Hollywood, FL 33021 - 954-272-1200.

Our fiscal year ends on 12/31. We are a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

                   FINANCIAL STATEMENTS
The following financial statements required by Item 310 of Regulation S-B are furnished below:

Business Advantage #22, Inc.
Condensed Balance Sheet - September 30, 2004
Unaudited Condensed Statement of Operations for the nine months ended September 30, 2004 and 2003
Unaudited Condensed Statement of Cash Flows for the nine months ended September 30, 2004 and 2003
Notes to Financial Statements

Independent Auditor's Report dated August 25, 2004
Balance Sheets - December 31, 2003 and 2002
Statement of Operations for the years ended December 31, 2003 and 2002 Statement of Changes In Stockholders' Equity (Deficiency) for the years ended December 31, 2003 and 2002
Statement of Cash Flows for the Years Ended December 31, 2003 and 2002 Notes to Financial Statements

Pricester.com, Inc., a Florida corporation
Condensed Balance Sheet - September 30, 2004
Unaudited Condensed Statement of Operations for the nine months ended September 30, 2004 and 2003
Unaudited Condensed Statement of Cash Flows for the nine months ended September 30, 2004 and 2003
Notes to Financial Statements

Independent Auditor's Report dated July 21, 2004
Balance Sheets - December 31, 2003 and 2002
Statement of Operations for the years ended December 31, 2003 and 2002 Statement of Changes In Stockholders' Equity (Deficiency) for the years ended December 31, 2003 and 2002
Statement of Cash Flows for the Years Ended December 31, 2003 and 2002 Notes to Financial Statements

Pro Forma Financial Statements showing the effect of the merger of Pricester.com, Inc., a Florida corporation and Business Advantage #22, Inc., a Nevada Corporation






GE>46

                          BAUM & COMPANY, P.A.
                     1515 UNIVERSITY DRIVE, SUITE 209
                        CORAL SPRINGS, FL 33371

                     INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Business Advantage No. 22, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Business Advantage No. 22. Inc (a development stage company) (the "Company"), as of December 31, 2003 and 2002, and the related statements of operations, changes in stockholders' equity (deficiency), and cash flows for the years ended December 31, 2003 and 2002 and for the period from March 19, 1998 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Business Advantage No. 22. Inc. (a development stage company), as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002 and for the period from March 19, 1998 (inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage with no operations and has negative cash flow from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ BAUM & COMPANY. P.A.
Coral Springs FL
December 10, 2004

                      BUSINESS ADVANTAGE NO. 22, INC.
                      (A DEVELOPMENT STAGE COMPANY)
                             BALANCE SHEETS
                        DECEMBER 31, 2003 AND 2002

                                 ASSETS

                                                 2003         2002
                                              ----------   ----------
Current Assets
  None
    Total current assets                      $        -   $        -


           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities
  None
    Total current liabilities                 $        -   $        -

Commitments

Stockholders' Deficiency
  Common stock, $0.001 par value; 25,000,000
    shares authorized, 1,000,000 shares issued
    and outstanding                                1,000        1,000
  Additional paid in capital                       4,250        3,750
  Accumulated deficit during development stage    (5,250)      (4,750)
                                              ----------   ----------
    Total stockholder's deficiency                     -            -

Total liabilities and stockholder's
  deficiency                                  $        -   $        -
                                              ==========   ==========





The accompanying notes are an integral part of these financial statements.

                      BUSINESS ADVANTAGE NO. 22, INC.
                       (A DEVELOPMENT STAGE COMPANY)
                         STATEMENTS OF OPERATIONS
          FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002, AND
  FOR THE PERIOD FROM MARCH 19, 1998 (INCEPTION) TO DECEMBER 31, 2003

                                    From
                                  March 19,
                                    1998
                                (Inception)
                                     to
                                December 31,
                                    2003         2003         2002
                                 ----------   ----------   ----------
Revenue                          $        -   $        -   $        -
                                 ----------   ----------   ----------
Expenses                              5,250          500          500
                                 ----------   ----------   ----------

Operating Expenses
Net loss before income taxes         (5,250)        (500)        (500)

Provision for income taxes                -            -            -
                                 ----------   ----------   ----------
Net loss                         $   (5,250)  $     (500)  $     (500)
                                 ==========   ==========   ==========
Loss per common share -
  Basic and fully diluted                     $    (0.00)  $    (0.00)
                                              ==========   ==========
Weighted average number of shares
  outstanding - Basic and
  fully diluted                                1,000,000    1,000,000
                                              ==========   ==========





The accompanying notes are an integral part of these financial statements.

                      BUSINESS ADVANTAGE NO. 22, INC.
                       (A DEVELOPMENT STAGE COMPANY)
        STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIENCY)
   FOR THE PERIOD FROM MARCH 19, 1998 (INCEPTION) TO DECEMBER 31, 2003

                                                                        Additional
                                                    Common Stock          Paid in
                                                Shares       Amount       Capital
                                              ----------   ----------   ----------
March 19, 1998 - Issuance of common stock
  for cash                                     1,000,000   $    1,000   $    1,750
Net loss for the period from March 19, 1998
  (inception) to December 31, 1998                     -            -            -
                                              ----------   ----------   ----------
Balance at December 31, 1998                   1,000,000        1,000        1,750

December 31, 1999 - Conversion of
  stockholder loan                                     -            -          500
Net loss - December 31, 1999                           -            -            -
                                              ----------   ----------   ----------
Balance at December 31, 1999                   1,000,000        1,000        2,250

December 31, 2000 - Conversion of
stockholder loan                                       -            -          500
Net loss - December 31, 2000                           -            -            -
                                              ----------   ----------   ----------
Balance at December 31, 2000                   1,000,000        1,000        2,750

December 31, 2001 - Conversion of
stockholder loan                                       -            -          500
Net loss - December 31, 2001                           -            -            -
                                              ----------   ----------   ----------
Balance at December 31, 2001                   1,000,000        1,000        3,250

December 31, 2002 - Conversion of
Stockholder loan                                       -            -          500

Net loss - December 31, 2002                           -            -            -
                                              ----------   ----------   ----------
Balance at December 31, 2002                   1,000,000        1,000        3,750

December 31, 2003 - Conversion of
stockholder loan                                       -            -          500

Net loss - December 31, 2003                           -            -            -
                                              ----------   ----------   ----------
Balance at December 31, 2003                   1,000,000   $    1,000   $    4,250
                                              ==========   ==========   ==========

The accompanying notes are an integral part of these financial statements.

                      BUSINESS ADVANTAGE NO. 22, INC.
                       (A DEVELOPMENT STAGE COMPANY)
        STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIENCY)
   FOR THE PERIOD FROM MARCH 19, 1998 (INCEPTION) TO DECEMBER 31, 2003
(Continued)
                                             Accumulated
                                               Deficit
                                                During        Total
                                             Development  Stockholders
                                                Stage      Deficiency
                                              ----------   ----------
March 19, 1998 - Issuance of common stock
  for cash                                    $        -   $    2,750

Net loss for the period from March 19, 1998
  (inception) to December 31, 1998                (2,750)      (2,750)
                                              ----------   ----------
Balance at December 31, 1998                      (2,750)           -

December 31, 1999 - Conversion of
  stockholder loan                                     -          500
Net loss - December 31, 1999                        (500)        (500)
                                              ----------   ----------
Balance at December 31, 1999                      (3,250)           -

December 31, 2000 - Conversion of
stockholder loan                                       -          500
Net loss - December 31, 2000                        (500)        (500)
                                              ----------   ----------
Balance at December 31, 2000                      (3,750)           -

December 31, 2001 - Conversion of
stockholder loan                                       -          500
Net loss - December 31, 2001                        (500)        (500)
                                              ----------   ----------
Balance at December 31, 2001                      (4,250)           -

December 31, 2002 - Conversion of
stockholder loan                                       -          500
Net loss - December 31, 2002                        (500)        (500)
                                              ----------   ----------
Balance at December 31, 2002                      (4,750)           -

December 31, 2003 - Conversion of
stockholder loan                                       -          500
Net loss - December 31, 2003                        (500)        (500)
                                              ----------   ----------
Balance at December 31, 2003                  $   (5,250)  $        -
                                              ==========   ==========


The accompanying notes are an integral part of these financial statements.

                      BUSINESS ADVANTAGE NO. 22, INC.
                       (A DEVELOPMENT STAGE COMPANY)
                          STATEMENTS OF CASH FLOWS
            FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002, AND FOR THE PERIOD FROM MARCH 19, 1998 (INCEPTION) TO DECEMBER 31, 2003

                                              From March
                                               19, 1998
                                             (Inception)
                                             to December
                                               31, 2003       2003         2002
                                              ----------   ----------   ----------
Cash Flows From Operating Activities:
  Net loss                                    $   (5,250)  $     (500)  $     (500)
  Adjustments to reconcile net loss to
  net cash used by operating activities:
                                              ----------   ----------   ----------
Net Cash Used by Operating Activities             (5,250)        (500)        (500)
                                              ----------   ----------   ----------
Cash Flows from Financing Activities:
  Proceeds from issuance of common stock           2,750            -            -
  Proceeds of stockholder loan                     2,500          500          500
                                              ----------   ----------   ----------
Net Cash Provided by Financing Activities          5,250          500          500
                                              ----------   ----------   ----------

Net increase in cash                                   -            -            -
Cash at beginning of year                              -            -            -
                                              ----------   ----------   ----------
Cash at end of year                           $        -   $        -   $        -
                                              ==========   ==========   ==========

Supplemental Disclosure of Cash Flows Information:
Cash paid during the period for:
  Interest                                    $        -   $        -   $        -
                                              ==========   ==========   ==========
  Income taxes                                $        -   $        -   $        -
                                              ==========   ==========   ==========
Stockholder loans converted to Additional
   Paid In Capital                            $    2,500  $       500   $      500
                                              ==========   ==========   ==========





The accompanying notes are an integral part of these financial statements.

                      BUSINESS ADVANTAGE NO. 22, INC.
                       (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 2003 AND 2002


NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Operations
Business Advantage No. 22, Inc. (a development stage company) (the "Company" or "BA22"), was incorporated under the laws of the State of Nevada on March 19, 1998. The Company has one officer and director. The Company is a blank check company subject to Rule 419. The Company was organized to acquire or merge with another business or company. The Company has been in the development stage since inception and has no operations to date.

Basis of Accounting
The Company's financial statements are prepared using the accrual method of accounting.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the financial statements as they are determined to be necessary.

Income Taxes
The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
As of December 31, 2003, the Company has a net operating loss carryforward of $5,250 available to offset future taxable income through 2023. The valuation allowance at December 31, 2003 was approximately $1,050. The net change in the valuation allowance for the year ended December 31, 2003 was an increase of $100.

Net Loss Per Share
Net loss per share is presented under Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128). Basic earnings per share is computed by using the weighted average number of common shares outstanding and excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is common shares outstanding during the period. BA22 had no outstanding options, warrants, or convertible debt at December 31, 2003 and 2002.

Business Segments
The Company operates in one segment and therefore segment information is not presented.

Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company is in the development stage and has no operations and has a negative cash flow from operations. These facts raise substantial doubts about the Company's ability to continue as a going concern. The future of the Company is dependent upon its ability to obtain financing and upon future successful development and marketing of the Company's product. Management is pursuing various sources of equity financing. Although the Company plans to pursue additional financing, there can be no assurance that the Company will be able to secure such financing or obtain financing on terms beneficial to the Company.

These financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


NOTE 2 - STOCKHOLDERS' EQUITY

March 19, 1998 - Sale of 1,000,000 shares of common stock to the Company's founding stockholder at $0.00275 per share, or $2,750.


NOTE 3 - RELATED PARTY TRANSACTIONS

Since inception the majority stockholder has advanced funds to the Company to pay for certain filing fees. The stockholder has authorized the board of directors to treat these advances as additional paid-in capital rather than as loans. For the years ended December 31, 2003 and 2002, and for the period from March 19, 1998 (inception) to December 31, 2003, these advances totaled $500, $500, and $2,500, respectively.

NOTE 4.  INCOME TAXES

The provisions for income taxes for the years ended December 31, 2003 and 2002 consisted of the following:
                                                    December 31,
                                                 2003         2002
                                              ----------   ----------
Deferred Tax Asset:
Net operating loss carryforwards              $    5,250  $     4,750
Valuation Allowance                               (5,250)      (4,750)
                                              ----------   ----------
  Net Deferred Tax Asset                      $        -   $        -
                                              ==========   ==========

Income Taxes rates are:
     Computed tax benefit at
       federal statutory rate                 34 percent   34 percent
                                              ==========   ==========

Due to net operating losses and the uncertainty of realization, no tax benefit has been recognized for operating losses. The Company's ability to utilize its net operating loss carryforwards is uncertain and thus a valuation reserve has been provided against the Company's net deferred tax assets.

At December 31, 2003 the Company has unused net operating losses of approximately $5,250 (which begin expiring in 2015) that may be applied against future taxable income.


NOTE 5 - SUBSEQUENT EVENTS

On June 3, 2004, Business Advantage No. 22, Inc. (BA22) entered into an Agreement and Plan of Reorganization with Pricester.com Inc. a Florida corporation (Pricester) to merge Pricester into BA22. In this regard the board of directors authorized the issuance of an additional 21,262,250 shares of common stock to acquire, on a one for one basis, the issued and outstanding shares of Pricester. The acquisition is to be concurrent with the effectiveness of a registration. The acquisition will be treated as a reverse acquisition for accounting purposes. In a reverse acquisition the legal acquirer is considered, for accounting purposes, to be the acquirer. Upon completion of the acquisition the original stockholders of Pricester will own approximately 95% interest in the combined company and the Company's financial statements will reflect those of Florida. Pursuant to state and securities laws, the merger will be completed upon the filing of the Articles of Merger with the states of Florida and Nevada. As of December 14, 2004 the Articles of Merger had not been filed with either state.

On June 7, 2004, the Company changed its name from Business Advantage No. 22, Inc. to Pricester.Com, Inc.

On June 7, 2004, the Company increased the numbered of authorized common shares from 25,000,000 shares to 50,000,000 shares.

                           PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
                        CONDENSED BALANCE SHEETS

                              ASSETS
                                            September 30,  December 31,
                                                 2004         2003
                                              ----------   ----------
                                              (Unaudited)     Audited
Current Assets
  Cash                                        $  198,872   $   77,541
  Due from stockholder                            10,000            -
  Other receivable                                     -            -
                                              ----------   ----------
      Total Current Assets                       208,872       77,541
                                              ----------   ----------
Furniture, office equipment and computer(net)     14,969        2,424
                                              ----------   ----------
Other Assets
  Website development-net                         20,983       12,865
  Deposits                                         1,107          932
                                              ----------   ----------
      Total Other Assets                          22,090       13,797
                                              ----------   ----------
    Total Assets                              $  245,931   $   93,762
                                              ==========   ==========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts payable and accrued expenses       $   31,698   $    3,827
  Due to related parties                         111,550            -
  Loan payable stockholder                             -        4,213
                                              ----------   ----------
      Total Current Liabilities                  143,248        8,040
                                              ----------   ----------

Stockholders' Deficit
  Common stock, $0.000001 par value, 25,000,000
   shares authorized, 21,237,250  and 18,278,750
   issued and outstanding, respectively               21           18
  Additional paid in capital                   1,646,229      452,832
  Accumulated deficit during development
   stage                                      (1,543,567)    (367,128)
                                              ----------   ----------
      Total Stockholders' Equity (Deficit)       102,683       85,722
                                              ----------   ----------
    Total Liabilities and
     Stockholders' Equity                     $  245,931   $   93,762
                                              ==========   ==========

See accompanying summary of notes to unaudited condensed financial statements.

                           PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
                  CONDENSED STATEMENTS OF OPERATIONS

                             For the
                           Period from
                             April 19,
                              2001
                           (Inception)   For the Three Months      For the Nine Months
                           to Sept 30,    Ended September 30,       Ended September 30,
                              2004         2004         2003         2004        2003
                          ----------   ----------   ----------   ----------   ----------
Sales (net)               $    4,028   $    3,032   $        -   $    4,028   $        -
                          ----------   ----------   ----------   ----------   ----------
Expenses
 Commissions and Fees         25,716        1,315        2,700        9,152        2,700
 Advertising                  69,663       41,254          956       68,191          956
 Consulting Fees              63,848          198       39,000       30,598       39,000
 Legal and Professional       61,574       30,794            -       53,763            -
 Selling, general and
  administrative             193,659       70,979        6,818      174,364        6,818
 Officers' and Directors'
  Compensation             1,122,650       78,001      249,975      836,385      249,975
 Depreciation and
  Amortization                12,056        2,820            -        9,375            -
                          ----------   ----------   ----------   ----------   ----------
   Total Expenses          1,549,166      225,361      299,449    1,181,828      299,499
                          ----------   ----------   ----------   ----------   ----------
   Net Loss From Operations
   Before Other Income    (1,545,138)    (222,329)    (299,449)  (1,177,800)    (299,449)

Other income - Interest        1,570          646           13        1,360           13
                          ----------   ----------   ----------   ----------   ----------
Net Loss Before Income Tax(1,543,568)    (221,683)    (299,436)  (1,176,440)    (299,436)

Income Tax Provision               -            -            -            -            -
                          ----------   ----------   ----------   ----------   ----------
   Net Loss              $(1,543,568)  $ (221,683)  $ (299,436)$ (1,176,440)  $ (299,436)
                          ==========   ==========   ==========   ==========   ==========
Basic loss per share                        (0.01)  $    (0.02)  $    (0.06)  $    (0.02)
                                       ==========   ==========   ==========   ==========
Weighted average common
Shares                                 21,262,250   15,927,500   19.354.395   15,219,773
                                       ==========   ==========   ==========   ==========



See accompanying summary of notes to
unaudited condensed financial statements.

                           PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
                   CONDENSED STATEMENTS OF CASH FLOWS

                                             For the
                                           Period from
                                          April 19,2001
                                           (Inception)    For the Nine Months
                                           to Sept 30,    Ended September 30,
                                              2004         2004         2003
                                           ----------   ----------   ----------
Cash flows from operating activities:
  Net loss                                $(1,543,568) $(1,176,440)  $ (299,436)
  Adjustments to reconcile net loss to net
   cash used in operating activities:
    Depreciation and amortization              12,056        9,375            -
    Stock issued for services                  72,150       17,900       39,000
    Stock issued for officers' and directors'
     Compensation                             955,975      706,000      249,975
    Stock issued for employee compensation      2,000        2,000            -
    Increase in other assets                        -            -         (776)
    (Increase) decrease in deposits            (1,107)        (175)        (450)
    Increase in accounts payable and accrued
     Expenses                                  31,698       27,872          -
                                           ----------   ----------   ----------
Net cash used in operating activities        (470,796)    (413,468)     (11,687)
                                           ----------   ----------   ----------
Cash flow from investing activities:
  Website Development                         (31,416)     (16,476)      (1,500)
  Purchase of furniture and equipment         (16,592)     (13,562)      (1,140)
                                           ----------   ----------   ----------
Net cash used by investing activities         (48,008)     (30,038)      (2,640)
                                           ----------   ----------   ----------
Cash flows from financing activities:
  Proceeds from issuance of common stock      616,125      467,500      136,175
  Due to related party                        111,550      111,550            -
  Due from stockholder                        (10,000)     (10,000)           -
  Loan payable - stockholder                        -       (4,213)         (50)
                                           ----------   ----------   ----------
Net cash provided by financing activities     717,675      564,834      136,125
                                           ----------   ----------   ----------
Net increase in cash and cash equivalents     198,872      121,331      121,798
                                           ----------   ----------   ----------
Cash and cash equivalents at
 beginning of period                                -       77,541            -
                                           ----------   ----------   ----------
Cash and cash equivalents at
 end of period                             $  198,872   $  198,872   $  121,798
                                           ==========   ==========   ==========





                           PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
              CONDENSED STATEMENTS OF CASH FLOWS (Continued)

                                             For the
                                           Period from
                                             April 19,
                                              2001
                                           (Inception)    For the Nine Months
                                            to Sept 30,   Ended September 30,
                                              2004         2004         2003
                                           ----------   ----------   ----------
Supplemental Information
Interest paid                              $        -   $        -   $        -
                                           ==========   ==========   ==========
Income taxes paid                          $        -   $        -   $        -
                                           ==========   ==========   ==========
Non Cash Transactions:

Issuance of common stock for services      $   72,150   $   17,900   $   39,000
                                           ==========   ==========   ==========
Issuance of common stock for officers'
  and directors' compensation              $  955,975   $  706,000   $  249,975
                                           ==========   ==========   ==========
Issuance of common stock for employee
  Compensation                             $    2,000   $    2,000   $        -
                                           ==========   ==========   ==========





See accompanying summary of notes to
unaudited condensed financial statements.

                          PRICESTER.COM, INC.
                      (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
                NOTES TO CONDENSED FINANCIAL STATEMENTS
                         SEPTEMBER 30, 2004

1.  Presentation of Interim Information

The accompanying interim condensed financial statements of Pricester.com, Inc., formerly Pricester, Inc., (the "Company"), have been prepared in conformity with accounting principles generally accepted in the United States, consistent in all material respects with those applied in the Company's annual report for the year ended December 31, 2003. The interim financial information is unaudited, but reflects all normal adjustments, which are, in the opinion of management, necessary to provide a fair statement of results for the interim periods presented. The interim condensed financial statements should be read in connection with the financial statements in the Company's annual report for the year ended December 31, 2003.

The Company had ceased operations in December 2002, and commenced again in the August 2003 with an infusion of cash.

The Company's condensed financial statements and notes are presented as permitted by Form 10-QSB, and do not contain certain information included in the Company's audited financial statements and notes for the year ended December 31, 2003.

2.  Basic Loss Per Share

Basic loss per share is the same as diluted loss per share.

3.  Going Concern

The accompanying condensed financial statements have been prepared assuming that the Company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. These condensed financial statements show that there are minimal revenues and that anticipated expenses for the following twelve months exceed current cash on hand by a significant amount. The future of the Company is dependent upon its ability to raise the capital it will require through the issuance of equity securities, borrowings or a combination thereof, and/or significantly increase revenues from the Company's core business. The condensed financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

4.  Due to Related Party

In anticipation of the merger, Pricester (Nevada)(Formerly Business Advantage No 22. Inc.) sold 44,620 shares of its common stock (at $2.50 per share) for $111,550 in August 2004 to its major shareholder. These funds were then advanced to Pricester.com, Inc. (Florida)

5.  Equity Transactions

In January 2004, the Company issued 18,750 shares of common stock at $0.40 per share, or $7,500, pursuant to the terms of the Limited
Offering Memorandum dated September 3, 2003.

In January 2004, the Company issued 15,000 share of common stock for services at $0.40 per share, or $6,000, which represents the fair market value of the stock at that date.

In February 2004, the Company issued 37,500 shares of common stock at $0.40 per share, or $15,000, pursuant to the terms of the Limited
Offering Memorandum dated September 3, 2003.

In February 2004, the Company issued 5,000 share of common stock for services at $0.40 per share, or $2,000, which represents the fair market value of the stock at that date.

In March 2004, the Company issued 88,750 shares of common stock at $0.40 per share, or $35,500, pursuant to the terms of the Limited
Offering Memorandum dated September 3, 2003.

In March 2004, the Company issued 24,750 share of common stock for services and salary at $0.40 per share, or $9,900, which represents the fair market value of the stock at that date.

In March 2004, the Company issued 250,000 share of common stock for officer's compensation at $0.40 per share, or $100,000, which represents the fair market value of the stock at that date.

In April 2004, the Company issued 776,250 shares of common stock at $0.40 per share, or $310,500, pursuant to the terms of the Limited Offering Memorandum dated September 3, 2003.

In April 2004, the Company issued 5,000 share of common stock for services at $0.40 per share, or $2,000, which represents the fair market value of the stock at that date.

In April 2004, the Company issued 515,000 share of common stock for officer's compensation at $0.40 per share, or $206,000, which represents the fair market value of the stock at that date.

In May 2004, the Company issued 247,500 shares of common stock at $0.40 per share, or $99,000, pursuant to the terms of the Limited Offering Memorandum dated September 3, 2003.

In May 2004, the Company issued 1,000,000 share of common stock for officer's compensation at $0.40 per share, or $400,000, which represents the fair market value of the stock at that date.

6.  Subsequent Event

In June 2004, the Company agreed to be acquired by Business Advantage #22, Inc. ("BA22"), a public, non-reporting company that was incorporated in the state of Nevada in March 1998. The merger agreement calls for BA22 to acquire 100% of the Company's outstanding common stock by issuing one share of its common stock, $0.001 par value, for each share of the Company's, then outstanding, common stock, or 21,262,250 shares, concurrent with the effectiveness of a registration. Pursuant to state and securities laws, the merger will be completed upon the filing of the Articles of Merger with the states of Florida and Nevada. As of December 14, 2004 the Articles of Merger had not been filed with either state. The acquisition will be treated as a reverse acquisition for accounting purposes when the acquisition becomes effective.

                           BAUM & COMPANY, P.A.
                    1515 UNIVERSITY DRIVE, SUITE 209
                        CORAL SPRINGS FL 33071


                       INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Pricester.com, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Pricester.com, Inc., formerly Pricester, Inc., (a development stage company) (the "Company") as of December 31, 2003 and 2002, and the related statements of operations, stockholders' equity (deficiency) and cash flows for each of the years then ended and for the period from April 19, 2001 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pricester.com, Inc. as of December 31, 2003 and 2002, and the results of its operations, stockholders' equity (deficiency) and cash flows for the years then ended and for the period from April 19, 2001 (inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has incurred losses since inception and has negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Baum & Company,P.A.
Coral Springs, FL
December 10, 2004

                           PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
                             BALANCE SHEETS

                                 ASSETS

                                                    December 31,
                                                 2003         2002
                                              ----------   ----------
Current Assets
  Cash and cash equivalents                   $   77,541   $        -
                                              ----------   ----------
    Total Current Assets                          77,541            -
                                              ----------   ----------

Computer equipment (net)                           2,424            -
                                              ----------   ----------

Other Assets
  Website Development-net                         12,865        6,239
  Deposits                                           932            -
                                              ----------   ----------
    Total Other Assets                            13,797        6,239
                                              ----------   ----------
    Total Assets                              $   93,762   $    6,239
                                              ==========   ==========

            LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities
  Loan payable - stockholder                  $    4,213   $   10,053
  Accounts payable and accrued expenses            3,827            -
                                              ----------   ----------

Total Current Liabilities                          8,040       10,053
                                              ----------   ----------

Stockholders' Equity (Deficit)
  Common stock, $0.000001 par value, 25,000,000
   Shares authorized, 18,278,750 and 15,010,000
   issued and outstanding, respectively               18           15
  Additional paid in capital                     452,832        6,335
  Accumulated deficit during development
   stage                                        (367,128)     (10,164)
                                              ----------   ----------
    Total Stockholders' Equity (Deficiency)       85,722       (3,814)
                                              ----------   ----------

    Total Liabilities and Stockholders'
     Equity (Deficiency)                      $   93,762   $    6,239
                                              ==========   ==========

The accompanying notes are an integral
 part of these financial statements.

                           PRICESTER.COM, INC.
                     (FORMERLY PRICESTER, INC.)
                       (A DEVELOPMENT STAGE COMPANY)
                        STATEMENTS OF OPERATIONS

                                            For the
                                          Period from
                                         April 19,2001
                                         (Inception)to    For the Year Ended
                                          December 31,        December 31,
                                              2003         2003         2002
                                           ----------   ----------   ----------
Expenses
  Commissions and fees                     $   16,564   $   11,314   $    5,250
  Consulting fees                              33,250       33,250            -
  Legal and professional                        7,811        4,042        3,769
  Selling, general and administrative          20,767       19,622        1,045
  Officers' compensation                      286,265      286,265            -
  Depreciation and amortization                 2,681        2,681            -
                                           ----------   ----------   ----------
    Total Expenses                            367,338      357,174       10,064

Other income - Interest income                    210          210            -
                                           ----------   ----------   ----------
Net Loss Before Income Tax Provision         (367,128)    (356,964)     (10,064)

Income Tax Provision                                -            -            -
                                           ----------   ----------   ----------
Net Loss                                   $ (367,128)  $ (356,964)  $  (10,064)
                                           ==========   ==========   ==========

  Loss per share - basic and fully diluted $    (0.02)  $    (0.02)  $    (0.00)
                                           ==========   ==========   ==========
  Weighted average common shares - basic
    and fully diluted                      15,464,146   16,208,002   15,010,493
                                           ==========   ==========   ==========



The accompanying notes are an integral
part of these financial statements.

                           PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
            STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
  FOR THE PERIOD FROM APRIL 19, 2001 (INCEPTION) TO DECEMBER 31, 2003

                                                                        Common Stock
                                                                    Shares      Amount
                                                                 ----------   ----------
April 19, 2001 - Issuance of common stock for cash
  to founder (restated for subsequent reorganization)            15,000,000   $       15
Net loss - December 31, 2001                                              -            -
                                                                 ----------   ----------
Balance at December 31, 2001                                     15,000,000           15
October 3, 2002 - Issuance of common stock for
  cash at $0.10 per share                                            10,000            -
November 5, 2002 - Issuance of common stock for
  services at $0.10 per share                                        52,500            -
Net loss - December 31, 2002                                              -            -
                                                                 ----------   ----------
Balance at December 31, 2002                                     15,062,500           15
August 12, 2003 - Issuance of common stock for
  cash and services at $0.10 per share                            2,500,000            3
August 20, 2003 - Issuance of common stock for
  cash at $0.10 per share                                            50,000            -
August 24, 2003 - Issuance of common stock for
  cash at $0.10 per share                                           100,000            -
August 24, 2003 - Issuance of common stock for
  services at $0.10 per share                                       150,000            -
September 19, 2003 - Issuance of common stock
  for cash at $0.40 per share under the terms of
  the Limited Offering Memorandum dated September 3, 2003            50,000            -
September 19, 2003 - Issuance of common stock
  for services at $0.40 per share                                    50,000            -
September 23, 2003 - Issuance of common stock
  for cash at $0.40 per share under the terms of
  the Limited Offering Memorandum dated September 3, 2003            37,500            -
September 24, 2003 - Issuance of common stock
  for cash at $0.40 per share under the terms of
  the Limited Offering Memorandum dated September 3, 2003            75,000            -
September 29, 2003 - Issuance of common stock
  for cash at $0.40 per share under the terms of
  the Limited Offering Memorandum dated September 3, 2003            37,500            -
                                                                 ----------   ----------
Subtotals                                                        18,212,500   $       18
                                                                 ----------   ----------




The accompanying notes are an integral
part of these financial statements.


                           PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
       STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY) (Continued)
  FOR THE PERIOD FROM APRIL 19, 2001 (INCEPTION) TO DECEMBER 31, 2003

                                                                        Common Stock
                                                                    Shares      Amount
                                                                 ----------   ----------
Subtotals                                                        18,212,500   $       18
October 1, 2003 - Issuance of common stock
  for cash at $0.40 per share under the terms of
  the Limited Offering Memorandum dated September 3, 2003            18,750            -
September 30, 2003 - Issuance of common stock
  for services at $0.40 per share                                    10,000            -
October 24, 2003 - Issuance of common stock
  for services at $0.40 per share                                     1,000            -
October 24, 2003 - Issuance of common stock
  for cash at $0.40 per share under the terms of
  the Limited Offering Memorandum dated September 3, 2003            12,500            -
November 6, 2003 - Issuance of common stock
  for services at $0.40 per share                                    14,000            -
December 18, 2003 - Issuance of common stock
  for services at $0.40 per share                                     5,000            -
December 19, 2003 - Issuance of common stock
  for services at $0.40 per share                                     5,000            -
Net loss - December 31, 2003                                              -            -
                                                                 ----------   ----------
Balance at December 31, 2003                                     18,278,750   $       18
                                                                 ==========   ==========


The accompanying notes are an integral
part of these financial statements.

                           PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
      STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY) (Continued)
  FOR THE PERIOD FROM APRIL 19, 2001 (INCEPTION) TO DECEMBER 31, 2003

                                                                Accumulated
                                                                   Deficit
                                                    Additional     During
                                                     Paid In    Development
                                                     Capital        Stage         Total
                                                    ----------   ----------   ----------
April 19, 2001 - Issuance of common stock for
  cash to founder (restated for subsequent
  reorganization)                                   $       85   $        -   $      100
Net loss - December 31, 2001                                 -         (100)        (100)
                                                    ----------   ----------   ----------
Balance at December 31, 2001                                85         (100)           -
October 3, 2002 - Issuance of common stock for
  cash at $0.10 per share                                1,000            -        1,000
November 5, 2002 - Issuance of common stock
  for services at $0.10 per share                        5,250            -        5,250
Net loss - December 31, 2002                                 -      (10,064)     (10,064)
                                                    ----------   ----------   ----------
Balance at December 31, 2002                             6,335      (10,164)      (3,814)
August 12, 2003 - Issuance of common stock for
  cash and services at $0.10 per share                 249,997            -      250,000
August 20, 2003 - Issuance of common stock for
  cash at $0.10 per share                                5,000            -        5,000
August 24, 2003 - Issuance of common stock for
  cash at $0.10 per share                               10,000            -       10,000
August 24, 2003 - Issuance of common stock for
  services at $0.10 per share                           15,000            -       15,000
September 19, 2003 - Issuance of common stock for cash
  at $0.40 per share under the terms of the Limited
  Offering Memorandum dated September 3, 2003           60,000            -       60,000
September 19, 2003 - Issuance of common stock
  for services at $0.40 per share                       20,000            -       20,000
September 23, 2003 - Issuance of common stock for cash
  at $0.40 per share under the terms of the Limited
  Offering Memorandum dated September 3, 2003           15,000            -       15,000
September 24, 2003 - Issuance of common stock for cash
  at $0.40 per share under the terms of the Limited
  Offering Memorandum dated September 3, 2003           30,000            -       30,000
September 29, 2003 - Issuance of common stock for cash
  at $0.40 per share under the terms of the Limited
  Offering Memorandum dated September 3, 2003           15,000            -       15,000
                                                    ----------   ----------   ----------
Subtotals                                           $  426,332   $  (10,164)  $  416,186

The accompanying notes are an integral
part of these financial statements.


                           PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
      STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY) (Continued)
  FOR THE PERIOD FROM APRIL 19, 2001 (INCEPTION) TO DECEMBER 31, 2003

                                                                Accumulated
                                                                   Deficit
                                                    Additional     During
                                                     Paid In    Development
                                                     Capital        Stage         Total
                                                    ----------   ----------   ----------
Subtotals                                           $  426,332   $  (10,164)  $  416,186
October 1, 2003 - Issuance of common stock
  for cash at $0.40 per share under the terms of
  the Limited Offering Memorandum dated
  September 3, 2003                                      7,500            -        7,500
September 30, 2003 - Issuance of common stock
  for services at $0.40 per share                        4,000            -        4,000
October 24, 2003 - Issuance of common stock
  for services at $0.40 per share                          400            -          400
October 24, 2003 - Issuance of common stock
  for cash at $0.40 per share under the terms of
  the Limited Offering Memorandum dated
  September 3, 2003                                      5,000            -        5,000
November 6, 2003 - Issuance of common stock
  for services at $0.40 per share                        5,600            -        5,600
December 18, 2003 - Issuance of common stock
  for services at $0.40 per share                        2,000            -        2,000
December 19, 2003 - Issuance of common stock
  for services at $0.40 per share                        2,000            -        2,000
Net loss - December 31, 2003                                 -     (356,964)    (356,964)
                                                    ----------   ----------   ----------
Balance at December 31, 2003                        $  452,832   $ (367,128)  $   85,722
                                                    ==========   ==========   ==========



The accompanying notes are an integral
part of these financial statements.

                           PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
                       STATEMENTS OF CASH FLOWS

                                            For the
                                             Period
                                           from April
                                            19, 2001
                                          (Inception)
                                               to         For the Year Ended
                                          December 31,        December 31,
                                              2003         2003         2002
                                           ----------   ----------   ----------
Cash flows from operating activities:
  Net loss                                 $ (367,128)  $ (356,964)  $  (10,064)
  Adjustments to reconcile net loss to net
   cash used in operating activities:
    Depreciation and amortization               2,681        2,681            -
    Stock issued for services                  54,250       49,000        5,250
    Officers' compensation                    249,975      249,975            -
    Increase in deposits                         (932)        (932)           -
    Increase in accounts payable and
     accrued expenses                           3,827        3,827            -
                                           ----------   ----------   ----------
Net cash used in operating activities         (57,327)     (52,413)      (4,814)
                                           ----------   ----------   ----------
Cash flow from  investing activities:
  Purchase of computer equipment and
   computer software                          (17,970)     (11,731)      (6,239)
                                           ----------   ----------   ----------
Net cash used in investing activities         (17,970)     (11,731)      (6,239)
                                           ----------   ----------   ----------
Cash flows from financing activities:
  Loan payable stockholder                      4,213       (5,840)      10,053
  Proceeds from issuance of common stock      148,625      147,525        1,000
                                           ----------   ----------   ----------
Net cash provided by financing activities     152,838      141,685       11,053
                                           ----------   ----------   ----------
Net increase in cash and cash equivalents      77,541       77,541            -
Cash and cash equivalents at beginning of year      -            -            -
                                           ----------   ----------   ----------
Cash and cash equivalents at end of year   $   77,541   $   77,541   $        -
                                           ==========   ==========   ==========

Supplemental Information
Interest paid                              $        -   $        -   $        -
                                           ==========   ==========   ==========
Income taxes paid                          $        -   $        -   $        -
                                           ==========   ==========   ==========

The accompanying notes are an integral
part of these financial statements.

                           PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
                 STATEMENTS OF CASH FLOWS (Continued)

Supplemental Information (continued)

Non-cash transactions:

On October 5, 2002 the Company issued 52,500 shares of its common stock for $5,250 for services provided by two outside consultants.

On August 12, 2003 the Company issued 2,500,000 shares of its common stock for cash of $25 to an officer of the Company with the balance of $249,975 being expensed to officers' compensation.

On August 24, 2003 the Company issued 150,000 shares of its common stock for $15,000 for services provided by an officer of the Company.

On September 19, 2003 the Company issued 30,000 shares of its common stock for $12,000 for services provided by two outside consultants.

On September 19, 2003 the Company issued 20,000 shares of its common stock for $8,000 for services provided by two officers of the Company.

On September 30, 2003 the Company issued 10,000 shares of its common stock for $4,000 for legal services provided by the Company's general counsel.

On October 24, 2003 the Company issued 1,000 shares of its common stock for $400 for services provided by an outside consultant.

On November 6, 2003 the Company issued 14,000 shares of its common stock for $5,600 for services provided by two outside consultants.

On December 18, 2003 the Company issued 5,000 shares of its common stock for $2,000 for services provided by an outside consultant.

On December 19, 2003 the Company issued 5,000 shares of its common stock for $2,000 for services provided by an officer of the Company.


The accompanying notes are an integral
part of these financial statements.

                           PRICESTER.COM, INC.
                       (FORMERLY PRICESTER, INC.)
                     (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Pricester.com, Inc. (the "Company") is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Organization and Business Activity
The Company was organized and exists under the General Corporation Law of the State of Florida. The Company was incorporated under the name Pricester, Inc. on April 19, 2001 in the State of Florida. On October 20, 2002 the Company changed its name to Pricester.com, Inc.

The Company is a developmental stage e-commerce company. The Company is currently raising capitol and marketing its internet domain to the general public.

Basis of Accounting
The Company's financial statements are prepared using the accrual method of accounting.

Use of Estimates
The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents
The Company considers all investments with an original maturity of three months or less when purchased to be cash equivalents.

Computer Equipment
Computer equipment is stated at cost less accumulated depreciation. Depreciation is computed over the assets' estimated useful lives, five years, using accelerated methods of accounting. Maintenance costs are charged to expense as incurred while upgrades and enhancements that result in additional functionality are capitalized.

Income Taxes
Income taxes are calculated under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). Under SFAS 109, the liability method is used in accounting for income taxes, which includes the effects of temporary differences between financial and taxable amounts of assets and liabilities. The Company has established a valuation allowance to fully offset potential deferred tax assets.

Net Loss Per Share
Net loss per share is presented under Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128). Basic earnings per share is computed by using the weighted average number of common shares outstanding and excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is computed using the weighted average number of common and dilutive common shares outstanding during the period. The Company had no outstanding options, warrants, or convertible securities at December 31, 2003 and 2002.

Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company is in the development stage and has incurred losses since inception and has negative cash flows from operations.
For the years ended December 31, 2003 and 2002 the Company has incurred net losses of $356,964 and $10,064, respectively. The future of the Company is dependent upon its ability to obtain additional equity financing and upon future successful development and marketing of the Company's product. Management is pursuing various sources of equity financing. Although the Company plans to pursue additional equity financing, there can be no assurance that the Company will be able to secure such financing or obtain financing on terms beneficial to the Company. Failure to secure such financing may result in the Company's inability to continue as a going concern.

These financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Fair Value of Financial Instruments
The Company's financial instruments as defined by SFAS 107, "Disclosures About Fair Value of Financial Instruments", including cash and notes payable, are accounted for on a historical cost basis, which due to the nature of these financial instruments, approximate fair value.

Revenue Recognition
The Company has two primary revenue sources: website design and transaction fees. Website design revenue is recognized as earned when the website is complete and control is transferred to the customer. Transaction fee income is recognized as earned when funds transfers (via credit card or other forms of payments) between the buyer and seller has been authorized.

Website Development
The Company capitalizes the costs incurred during the application development stage, which includes costs to design the software configuration and interfaces, coding installation and testing. Costs incurred during the preliminary project along with post implementation stages of internal use computer software are expensed as incurred. Capitalized development costs are amortized over three years. Costs to maintain existing product offerings are expensed as incurred. The capitalization and ongoing assessment of recoverability of development costs requires considerable judgment by management with respect to certain external factors, including but not limited to technological and economic feasibility, and estimated economic life.

NOTE 2.  COMPUTER EQUIPMENT

Computer equipment consisted of the following:

                                                   December 31,
                                                 2003         2002
                                              ----------   ----------
     Computer equipment                       $    3,030   $        -
     Less: accumulated depreciation                 (606)           -
                                              ----------   ----------
                                              $    2,424   $        -

For the years ended December 31, 2003 and 2002 and for the period from April 19, 2001 (inception) to December 31, 2003 depreciation expense amounted to $606, $0, and $606, respectively.


NOTE 3.  LOAN PAYABLE - STOCKHOLDER

The Company is indebted to its majority stockholder in the amount of $4,213 and $10,053 as of December 31, 2003 and 2002, respectively. The note is due on demand and bears no interest.


NOTE 4.  COMMITMENTS AND CONTINGENCIES

In September 2003 the Company entered into an operating lease for office space in Hallandale, Florida. The lease, which was to expire in September 2004, was modified in January 2004. In January 2004, the Company leased additional office space and extended the lease through February 2007. Due to the rapid growth of the Company the lease was canceled in July 2004 and the Company entered into a new operating lease for office space in Hollywood, Florida. The lease terminates in June 2007 and calls for minimum lease payments ranging from approximately $1,900 to $2,100 per month.

Future annual minimum lease payments are as follows:
                  Year Ending
                  December 31,           Amount
                   ----------          ----------
                     2004              $   18,000
                     2005                  23,600

                     2006                  24,400
                     2007                  12,400
                                       ----------
                                       $   78,400
                                       ==========

Rent expense for the years ended December 31, 2003 and 2002 and from April 19, 2001 (inception) to December 31, 2003 was $1,673, $0, and $1,673, respectively.

NOTE 5.  INCOME TAXES

The provisions for income taxes for the years ended December 31, 2003 and 2002 consisted of the following:
                                                    December 31,
                                                 2003         2002
                                              ----------   ----------
Deferred Tax Asset:
  Net operating loss carryforwards           $   367,128  $    10,164
  Valuation Allowance                           (367,128)     (10,164)
                                              ----------   ----------
  Net Deferred Tax Asset                      $        -   $        -
                                              ==========   ==========

Income Taxes differed from the amounts computed by applying the US federal income tax of 34 percent to pre tax losses from operations as a result of the following:
                                                    December 31,
                                                 2003         2002
                                              ----------   ----------
Computed tax benefit at federal
 statutory rate                               34 percent   34 percent
State tax benefit, net of federal
 income tax                                    4            4
                                              ----------   ----------
  Total                                       38           38
                                              ==========   ==========

Due to net operating losses and the uncertainty of realization, no tax benefit has been recognized for operating losses. The Company's ability to utilize its net operating loss carryforwards is uncertain and thus a valuation reserve has been provided against the Company's net deferred tax assets.

At December 31, 2003 the Company has unused net operating losses of approximately $ 367,128 (which begin expiring in 2023) that may be applied against future taxable income.


NOTE 6.  STOCKHOLDERS' EQUITY (DEFICIT)

a. April 2001 - Issued 15,000,000 shares of common stock to founding shareholder at $0.00001 per share, for cash.

b. October 2002 - Issued 10,000 shares of common stock at $0.10 per share, for cash.

c. November 2002 - Issued 52,500 shares of common stock at $0.10 per share for services provided to the Company.

d. August 2003 - Issued 2,500,000 shares of common stock at $0.10 per share, for cash of $25 and the balance of $249,975 being expensed to officers' compensation.

e. August 2003 - Issued 50,000 shares of common stock at $0.10 per share, for cash.

f. August 2003 - Issued 100,000 shares of common stock at $0.10 per share, for cash.

g. August 2003 - Issued 150,000 shares of common stock at $0.10 per share, for services provided to the Company by an officer of the Company.

h. September 2003 - Issued 150,000 shares of common stock at $0.40 per share, for cash, pursuant to the terms of the Limited Offering
Memorandum dated September 3, 2003.

i. September 2003 - Issued 30,000 shares of common stock at $0.40 per share, for services provided to the Company.

j. September 2003 - Issued 20,000 shares of common stock at $0.40 per share, for services provided to the Company by two officers of the Company.

k. September 2003 - Issued 37,500 shares of common stock at $0.40 per share, for cash, pursuant to the terms of the Limited Offering
Memorandum dated September 3, 2003.

l. September 2003 - Issued 75,000 shares of common stock at $0.40 per share, for cash, pursuant to the terms of the Limited Offering
Memorandum dated September 3, 2003.

m. September 2003 - Issued 37,500 shares of common stock at $0.40 per share, for cash, pursuant to the terms of the Limited Offering
Memorandum dated September 3, 2003.

n. September 2003 - Issued 18,750 shares of common stock at $0.40 per share, for cash, pursuant to the terms of the Limited Offering
Memorandum dated September 3, 2003.

o. September 2003 - Issued 10,000 shares of common stock at $0.40 per share, for legal services provided to the Company by a director of the Company.

p. October 2003 - Issued 1,000 shares of common stock at $0.40 per share, for services provided to the Company.

q. October 2003 - Issued 12,500 shares of common stock at $0.40 per share, for cash, pursuant to the terms of the Limited Offering
Memorandum dated September 3, 2003.

r. November 2003 - Issued 14,000 shares of common stock, at $0.40 per share, for services provided to the Company.

s. December 2003 - Issued 5,000 shares of common stock, at $0.40 per share, for services provided to the Company.

t. December 2003 - Issued 5,000 shares of common stock, at $0.40 per share, for services provided to the Company by an officer of the Company.

NOTE 7.  RELATED PARTY

At December 31, 2003 and 2002 the Company had a loan payable to its majority stockholder of $4,213 and $10,053, respectively (Note 3).

During the years ended December 31, 2003 and 2002 the Company sold and/or issued stock for services to certain officers' and stockholders of the Company (Note 6).


NOTE 8.  WEBSITE DEVELOPMENT

Website development costs consisted of the following:

                                                   December 31,
                                                 2003         2002
                                              ----------   ----------
    Website development                       $   14,940   $    6,239
    Less accumulated amortization                 (2,075)           -
                                              ----------   ----------
                                              $   12,865   $    6,239

For the years ended December 31, 2003 and 2002 the Company capitalized product development costs of $ 8,701 and $ 6,239,respectively.

For the years ended December 31, 2003 and 2002 and for the period from April 19, 2001 (inception) to December 31, 2003 amortization expense amounted to $2,075, $0, and $2,075, respectively.

NOTE 9.  SUBSEQUENT EVENTS

In June 2004, the acquisition of Company by Business Advantage #22, Inc. ("BA22"), (a public, non-reporting company that was incorporated in the state of Nevada in March 1998) was agreed to. The acquisition is to be concurrent with the effectiveness of a registration statement. BA22 will acquire 100% of the Company's outstanding common stock by issuing one share of its common stock, $0.000001 par value, for each share of the Company's, then outstanding, common stock, or 21,262,250 shares. The acquisition will treated as a reverse acquisition for accounting purposes. Subsequent to the anticipated acquisition the combined entity will change its name to Pricester.com, Inc.

                           Pricester.com Inc.
                   Proforma Consolidated Balance Sheet

                                        Business
                                       Advantage    Pricester
                                       No 22 Inc.   .com, Inc.    Proforma     Proforma
                                      December 31  December 31    Adjust-      Consoli-
                                          2003         2003         ments         dated
                                       ----------   ----------   ----------   ----------
     ASSETS

CURRENT ASSETS
  Cash                                 $        -   $   77,541   $        -   $   77,541
                                       ----------   ----------   ----------   ----------
    Total current assets                        -       77,541            -       77,541

EQUIPMENT
  Equipment                                     -        3,030            -        3,030
  Accumulated Depreciation                      -         (606)           -         (606)
  Net Computer Equipment & Software             -        2,424            -        2,424
                                       ----------   ----------   ----------   ----------

OTHER NON-CURRENT ASSETS
  Website Development-Net                       -       12,865            -       12,865
  Security Deposit                              -          932            -          932
                                       ----------   ----------   ----------   ----------
    Total non-current assets                    -       13,797            -       13,797

Total assets                           $        -   $   93,762   $        -   $   93,762
                                       ==========   ==========   ==========   ==========

     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accruals        $        -   $    3,827   $        -   $    3,827
  Loans Payable-Stockholder                     -        4,213            -        4,213
                                       ----------   ----------   ----------   ----------
    Total current liabilities                   -        8,040            -        8,040
                                       ----------   ----------   ----------   ----------

Total liabilities                               -        8,040            -        8,040
                                       ----------   ----------   ----------   ----------

STOCKHOLDERS' EQUITY
  Common stock, $0.001 par value,
   25,000,000 authorized                    1,000           18(a)    21,244       22,262
  Additional Paid In Capital                4,250      452,832(a)  (388,372)      68,710
  (Accumulated Deficit)                    (5,250)    (367,128)(a)  367,128       (5,250)
                                       ----------   ----------   ----------   ----------
    Total Stockholders' Equity                  -       85,722            -       85,722
                                       ----------   ----------   ----------   ----------



Total Liabilities and
 Stockholders' Equity                  $        -   $   93,762   $        -   $   93,762
                                       ==========   ==========   ==========   ==========

                           Pricester.com Inc.
              Proforma Consolidated Statement of Operations
                  For the Year Ended December 31, 2003
                               Unaudited

                                        Business
                                       Advantage    Pricester                  Proforma
                                       No 22 Inc.   .com, Inc.               Consolidated
                                       Year Ended   Year Ended    Proforma    Year Ended
                                      December 31  December 31    Adjust-     December 31
                                          2003         2003         ments        2003
                                       ----------   ----------   ----------   ----------
REVENUES                               $        -   $        -   $        -   $        -

OPERATING EXPENSES                            500      357,174            -      357,674
                                       ----------   ----------   ----------   ----------
Net income (loss) before other
 income (expenses) and provision for
 income taxes                                (500)    (357,174)           -     (357,674)

OTHER INCOME (EXPENSE)
  Interest income                               -          210            -          210
                                       ----------   ----------   ----------   ----------
    Total other income (expense)                -          210            -          210
                                       ----------   ----------   ----------   ----------
Net income (loss) before provision
 for income taxes                            (500)    (356,964)           -     (357,464)

Provision for income taxes                      -            -            -            -
                                       ----------   ----------   ----------   ----------
Net income (loss)                      $     (500)  $ (356,964)  $        -   $ (357,464)
                                       ==========   ==========   ==========   ==========
Net income (loss) per weighted
 average share                         $    (0.00)                            $    (0.02)
                                       ==========                             ==========
Weighted average number of shares       1,000,000                21,262,250   22,262,250
                                       ==========                ==========   ==========

                           Pricester.com Inc.
              Proforma Consolidated Statement of Operations
                For the 9 Months Ended September 30, 2004
                               Unaudited

                                        Business
                                       Advantage    Pricester                  Proforma
                                       No 22 Inc.   .com, Inc.               Consolidated
                                      9 mos Ended   9 mos Ended   Proforma   9 mos Ended
                                        Sept 30,     Sept 30,     Adjust-      Sept 30,
                                          2003         2003         ments        2003
                                       ----------   ----------   ----------   ----------
REVENUES                               $        -   $    4,028   $        -   $    4,028

OPERATING EXPENSES                          2,000    1,181,828            -    1,183,828
                                       ----------   ----------   ----------   ----------
Net income (loss) before other
 income (expenses) and provision for
 income taxes                              (2,000)  (1,177,800)           -   (1,179,800)

OTHER INCOME (EXPENSE)
  Interest income                               -        1,360            -        1,360
                                       ----------   ----------   ----------   ----------
    Total other income (expense)                -        1,360            -        1,360
                                       ----------   ----------   ----------   ----------
Net income (loss) before provision
 for income taxes                          (2,000)  (1,176,440)           -   (1,178,440)

Provision for income taxes                      -            -            -            -
                                       ----------   ----------   ----------   ----------
Net income (loss)                      $   (2,000) $(1,176,440)  $        -  $(1,178,440)
                                       ==========   ==========   ==========   ==========
Net income (loss) per weighted
 average share                              (0.00)                                 (0.05)
                                       ==========                             ==========
 Weighted average number of shares      1,000,000                21,262,250   22,262,250
                                       ==========                ==========   ==========

                           Pricester.com Inc,
                         Pro Forma Adjustments

a) Pro forma adjustment for issuance of 21,262,250 shares of $ 0.001 par value common stock and acquisition adjustments.

                           Prospectus

                     PRICESTER.COM, INC.
                     A Nevada Corporation



                      1,044,620 common shares
                  on behalf of selling security holders


YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING SECURITY HOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF COMMON STOCK.

Until                    2005, all dealers and selling stockholders
that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PART II
                  INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.

SEC Registration Fee. . . . . .   $   614.76
Printing and Engraving Expenses       500.00
Legal Fees and Expenses . . . .    18,000.00
Accounting Fees and Expenses. .    21,000.00
Miscellaneous . . . . . . . . .     2,500.00
                                    --------
TOTAL . . . . . . . . . . . . .   $42,614.74
                                  ==========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES
The following information sets forth particular information for all our securities sold for the past three years, without registration under the Securities Act.

Pricester Nevada
-----------------------------------------
On August 3, 2004, Dennis Jordan, an affiliate, sold 44,620 common shares at $2.50.

Ari Averbuch                        400
Joan Bardzik                        400
Amram Bendehan                      800
Tom Beniamino                       400
Stephen Calabrese                   400
Billie L. Carter                    800
Joanna Ciociola                   2,000
Nicole Damiano                    2,000
Richard & Elizabeth Dupont        2,000
George Gonzalez                   2,000
Loretta Lynn Katz                   200
Allan Kratman & Magali Bonilla    2,000
Steve Kontos                      8,000
Brian Lestuk                      2,000
Robert Lestuk                     6,000
Ronald Lestuk                     1,000
Debra Marshall                      100
Craig A. May                        600
George Otlowski                   1,000
Susan Prokop                      1,000
Brittani Ricci                      400
Catherine Ricci                     400
Courtney Ricci                      400
Craig Ricci                       3,000
David & Debra Ricci               4,000
Cassandra Robinson                  520
Marjorie V. Thorpe                  800
John True                         2,000

On August 3, 2004, Dennis Jordan, an affiliate, sold 705,380 common shares at $.00001 per common shares.

Dan Carroll                     125,000
Tom Christou                    150,000
Craig E. Dillon                 100,000
John R. Dillon                  150,000
Ellen Nelson                    180,380

The above issuances of common stock were made to no more than 25 sophisticated investors pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

Pricester Florida

2002
October 2002 - 10,000 shares of common stock to Bud Li-Lim at $0.10 per share, for cash.

November 2002 - 52,500 shares of common stock to Felipe Madrigal
(50,000) and Jonathon Shatz (2,500) at $0.10 per share for services provided to Pricester Florida.

The above issuances of common stock were made to no more than 25 sophisticated investors pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

2003
On August 12, 2003, Pricester Florida issued 2,500,000 shares of its common stock for cash of $25 to Bernie Gutman, an officer of Pricester Florida with the balance of $249,975 being expensed to officers' compensation.

On September 24, 2003, Pricester Florida issued 150,000 shares of its common stock for $15,000 for services provided by Edward C. Dillon, an officer of Pricester Florida.

On September 19, 2003, Pricester Florida issued 30,000 shares of its common stock for $12,000 for services provided by Angel Garcia (10,000) and Ellen Nelson (20,000), two outside consultants.

On September 19, 2003, Pricester Florida issued 20,000 shares of its common stock for $8,000 for services provided by Nelson Stark and Robert Petrocelli (10,000 each) officers and directors of Pricester Florida.

On September 30, 2003, Pricester Florida issued 10,000 shares of its common stock for $4,000 for legal services provided by Howard Neu, the Company's general counsel.

On October 24, 2003, Pricester Florida issued 1,000 shares of its common stock for $400 for design services provided by Alain Loures, an outside consultant.

On November 6, 2003 Pricester Florida issued 14,000 shares of its common stock for $5,600 for services provided by Diane Tremblay (1,500 common shares) and ACK Business Tools (12,500 common shares) two outside consultants.

On December 18, 2003, Pricester Florida issued 5,000 shares of its common stock for $2,000 for services provided by Tom Christou, an outside consultant.

On December 19, 2003, Pricester Florida issued 5,000 shares of its common stock for $2,000 for services provided by Nelson Stark, an officer of Pricester Florida.

The above issuances of common stock were made to no more than 25 sophisticated investors pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

2004
On January 30, 2004, Pricester Florida issued Mitchell Pine 5,000 for services for $2,000

On February 25, 2004, Pricester Florida issued Felix Almonte 5,000 for services of $2,000.

On April 5, 2004, Pricester Florida issued Nelson Stark 10,000 share of common stock for officer's compensation at $0.40 per share, or $4,000.

During the last quarter of 2003 and the first and second quarters of 2004, Pricester Florida issued 1,500,000 shares of common stock at $0.40 per share, or $600,000, pursuant to the terms of the Limited Offering Memorandum dated September 3, 2003.

John Cerasari              37,500
Linda Eavey                18,750
Lail Rose                  18,750
Joseph Jeanne Geiger       18,750
Mordka Stahl              125,000
Theodore Caypless          37,500
Bart Ruggiero              18,750
Tom Christou               50,000
Patrick & Tawn Smith       18,750
George Drimitias           37,500
James S. Lee               50,000
Diane Quick                12,500
Brian Ebehard              18,750
Michele Smiley             10,000
Daniel & Patrick Carol     56,250
John R. Dillon             67,500
David & Debra Ricci       112,500
Robert Lestuk              75,000
Robert & Maryann Sarra     12,500
Craig E. Dillon            37,500
Paul J. Zawadzki           18,750
Harry & Maria Bridgman     37,500

Richard Yurick             37,500
Stacey Bailey              25,000
Scott T. Pilling           50,000
Laurie H Pilling           50,000
Bruce & Nicole Dillon      25,000
Patricia Zullo             37,500
Richard Buhr & Michael
   Dillon                  37,500
Lynne Prichason            15,000
Carol Lenett               12,500
James O. Nelson            12,500
Edward J. Dillon           30,000
Joan & David McKay         12,500
Randy Konsavich            25,000
Peter Kowal                37,500
John Getze                 25,000
Glen Kruman                25,000
Dan Glenn & Michael Ewald  12,500
Panagiotis & Irene
 Hasalevris                12,500
Edward G. Coch, Jr.        25,000
Dale Vannelli              75,000
Lucien C. & Sandra
   Proby III               20,000

These 1,500,000 common shares were issued pursuant to an exemption from
registration under Rule 504 of Regulation D.   The appropriate filings
with made at the federal and state level.

On April 29, 2004, Pricester Florida issued 500,000 shares of common stock to Edward C. Dillon for officer's compensation at $0.40 per share, or $200,000.

On April 30, 2004, Pricester Florida issued 5,000 shares of common stock to Edward J. Dillon for director's compensation at $0.40 per share, or $2,000.

On May 6, 2004, Pricester Florida issued Jorge Ramirez 5,000 shares of common stock for employee compensation at $0.40 per share, or $2,000.

On May 6, 2004, Pricester Florida issued Edward C. Dillon 1,000,000 shares of common stock for officer's compensation at $0.40 per share, or $400,000.


ITEM 27. EXHIBITS

EXHIBIT NO.  IDENTIFICATION OF EXHIBIT
   3.i      Articles of Incorporation(1)
   3.ii     By-Laws of Pricester(1)
   3.iii    Agreement and Plan of Reorganization by and between
            Business Advantage #22, Inc., a Nevada corporation and
            Pricester.com, Inc., a Florida corporation(1)

   4.i      Form of Specimen of common stock(1)

   5        Consent and Opinion of Legal Counsel, Jody
            Walker, Esq.(1)

   10.1      Agreement dated March 31, 2004 by and between Pricester
               Florida and Taking a Company Public, Inc.(3)
   10.2     Patent Assignment dated November 10, 2004(2)
   10.3     Letter agreement with Proby & Associates dated March 15,
              2004(2)
   16       Letter from DiRocco & Company re: change in accountant(3)
23       Consent of Independent Auditor(2)

(1) previously filed in Form SB-2 dated September 15, 2004
(2) filed herein
(3) to be filed by amendment

ITEM 28. UNDERTAKINGS

   (a) The undersigned registrant undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

        ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        iii. Include any additional or changed material on the plan of distribution.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) i. That, for the purpose of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant as provided in Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        ii. For determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

   (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

              SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Hollywood, State of Florida on the 17th day of December 2004.

Pricester.com, Inc.

/s/Joe Puentes
------------------------------------
By: Joe Puentes, President/CEO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                  Capacity                   Date

/s/Joe Puentes                  CEO/CFO                12/17/2004
--------------------   Principal Accounting officer
Joe Puentes                   Director

/s/Bernard Gutman             Director                 12/17/2004
--------------------             COO
Bernard Gutman

/s/Edward C. Dillon           Director                 12/17/2004
--------------------
Edward C. Dillon

/s/Nelson Stark               Director                 12/17/2004
--------------------
Nelson Stark

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